As filed with the Securities and Exchange Commission on April 26, 2006
                                           Registration Number 333-130081


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 FORM SB-2/A
                              (Amendment No. 2)

                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933



                     Headliners Entertainment Group, Inc.
                ----------------------------------------------
                (Name of Small Business Issuer in its Charter)

     Delaware                       7900                         84-1195628
-------------------------------------------------------------------------------
(State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                         EDUARDO RODRIGUEZ, CHAIRMAN
                    Headliners Entertainment Group, Inc.
                            501 Bloomfield Avenue
                             Montclair, NJ 07042
                               (973) 233-1233
  ---------------------------------------------------------------------------
  (Address and telephone number of Registrant's principal executive offices, principal place of business, and agent for service of process.)
                     _________________________________

                                  Copy to


                            ROBERT BRANTL, ESQ.
                             322 Fourth Street
                            Brooklyn, NY 11215
                            Attorney for Issuer
                              (718) 768-6045
                     _________________________________

     Approximate Date of Commencement of Public Sale: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of
the earlier effective registration statement for the same offering.   [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE

                                    Proposed       Proposed
Title of Each                       Maximum        Maximum
Class of            Amount          Offering       Aggregate      Amount of
Securities To       To Be           Price Per      Offering       Registration
Be Registered       Registered      Share (4)      Price (4)      Fee
-----------------------------------------------------------------------------
Common Stock,
 $.001 par value    164,262,500(1)  $0.1250        $20,532,813    $2,197.02

Common Stock,
 $.001 par value     16,700,000(2)  $0.065         $ 1,085,500    $  116.15

Common Stock,
 $.001 par value      3,000,000(3)  $0.065         $   195,000    $   20.87


                                                                   --------
                                                   Total Fee      $2,334.04
                                                                   ========

(1) These 164,262,500 shares were registered in the initial filing. They represent the sum of:

     a. 150,000,000 shares that may be issued to Cornell Capital Partners and reoffered by it if it converts the Secured Convertible Debenture dated November 17, 2005,
     b. 10,000,000 shares that may be issued to Cornell Capital Partners and reoffered by it if it exercises the Warrant to Purchase Common Stock,
     c. 800,000 shares that may be issued to Andrew Freundlich pursuant to the Convertible Debenture held by him and then reoffered by him,
     d. 400,000 shares that may be issued to Eric Meyer pursuant to the Convertible Debenture held by him and then reoffered by him, and
     e.     3,062,500 shares offered by the other Selling Shareholders.

(2) These 16,700,000 shares were registered with Amendment No. 1. They represent the sum of:

     a. 7,500,000 shares that have been pledged to Anomaly Capital, LLC to secure Headliners' guarantee of the debt of Rascals
         Montclair, Inc. to Anomaly Capital, and
     b.  9,200,000 shares offered by other Selling Shareholders.


(3) These 3,000,000 shares are being registered with this Amendment No. 1. They represent shares offered by Rosenberg Rich Baker Berman & Company.

(4) The proposed offering price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), a registration fee of $2,197.02 for the registration of 164,262,500 shares was paid on December 2, 2005, based upon $0.125, the closing price of the Common Stock reported on the OTC Bulletin Board on November 29, 2005. Pursuant to Rule 457(c), an additional registration fee of $116.15 for the registration of 16,700,000 shares was paid with Amendment No. 1, based upon $0.065, the closing price of the Common Stock reported on the OTC Bulletin Board on February 24, 2006.

     Pursuant to Rule 457(c), an additional registration fee of $20.87 for the registration of 3,000,000 shares is being paid with this Amendment No.2, based upon $0.065, the closing price of the Common Stock reported on the OTC Bulletin Board on April 21, 2006.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    HEADLINERS ENTERTAINMENT GROUP, INC.

                               COMMON STOCK
                            183,962,500 SHARES

     Fifteen shareholders of Headliners Entertainment Group, Inc. are offering shares of Headliners common stock to the public by means of this prospectus. Eleven of the selling shareholders are offering a total of 15,062,500 shares that they currently own. Two of the selling shareholders hold debentures that may be converted into up to 1,200,000 shares, which they may then resell to the public by means of this prospectus. One of the selling shareholders, Anomaly Capital, LLC, will acquire 7,500,000 shares if Headliners defaults in satisfying a guarantee that it gave to Anomaly Capital, and Anomaly will in that event resell the shares to the public by means of this prospectus. One of the selling shareholders holds an option to purchase 200,000 shares from Headliners, which it will then resell to the public by means of this prospectus. The fourteenth selling shareholder, Cornell Capital Partners LP, holds a secured convertible debenture that maybe converted into Headliners common stock, including 150,000,000 shares included in this prospectus, and also holds a warrant through which Cornell Capital Partners may purchase 10,000,000 shares of common stock, all of which Cornell Capital Partners may resell to the public, using this prospectus.

     Headliners' common stock is quoted on the OTC Bulletin Board under the trading symbol "HLEG.OB." On April 21, 2006 the closing price of the common stock was $.065 per share.

     The fifteen shareholders intend to sell the shares into the public market from time to time. The shareholders will negotiate with the market makers for Headliners common stock to determine the prices for each sale. They expect each sale price to be near to the market price at the time of the sale.

     PURCHASE OF HEADLINERS COMMON STOCK INVOLVES SUBSTANTIAL RISK. PLEASE SEE "RISK FACTORS," WHICH BEGINS ON PAGE 6 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

               THE DATE OF THIS PROSPECTUS IS MAY     , 2006

                            TABLE OF CONTENTS


PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . -3-
      Summary Financial Information. . . . . . . . . . . . . -5-

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . -6-

YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS. . . . . .-11-

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . .-11-

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . .-11-
     Market for the Common Stock . . . . . . . . . . . . . .-12-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . .-13-

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . .-19-

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . .-25-
     Executive Compensation. . . . . . . . . . . . . . . . .-26-
     Other Transactions Between Headliners and its
      Management. . . . . . . . . . . . . . . . .. . . . . .-29-
     Limitation of Liability and Indemnification . . . . . .-31-

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . .-31-

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . .-33-
     Plan of Distribution. . . . . . . . . . . . . . . . . .-38-

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . .-40-

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . .-40-

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . .-40-

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . .-42-

                           PROSPECTUS SUMMARY

HEADLINERS ENTERTAINMENT GROUP, INC.

     Headliners Entertainment Group, Inc. is a Delaware corporation that is engaged in the business of owning and operating entertainment facilities: specifically comedy clubs that operate under the trade name "Rascals" and dance clubs that operate under one of the followings trade names: "Banana Joe's,""Margarita Mama's," "Red Cheetah," "Parrot Beach" or "Cactus Cafe." Headliners also owns a library of comedic performances recorded in its clubs. Headliners licenses this library to distributors for replay or reprint.

     The executive offices of Headliners are located at 501 Bloomfield Avenue, Montclair, NJ 07042. Our telephone number is 973-233-1233.

THE SELLING SHAREHOLDERS

     Fifteen shareholders are using this prospectus to sell shares of Headliners common stock to the public. They acquired the shares directly from Headliners. Included among the Selling Shareholders are:

     * G&H Management LLC, an entity owned by the families of Headliners' officers, which is offering 4,500,000 shares. It acquired 2,000,000 of the shares as compensation for the officers' services. It acquired the remaining 2,500,000 shares in partial satisfaction of a debt owed to one of its members by a shareholder of Headliners.

     * Four who are offering a total of 7,000,000 shares that they acquired from Headliners in consideration of loans and services.

     * Two who may use this prospectus to offer up to 1,200,000 shares that they may acquire on conversion of debentures that Headliners issued to them in settlement of prior claims.

     * N.K. Gray Development, L.L.C., which is offering 1,000,000 shares that it acquired in partial satisfaction of a rent obligation.

     * Two employees of Headliners who are offering a total of 500,000 shares that they acquired in consideration of services.

     * Agora Investor Relations Corp., which may offer up to 200,000 shares that it may acquire by exercising an option to purchase the shares at $.25 per share.

     * Two shareholders offering a total of 62,500 shares they acquired from Headliners in settlement of contracts.

     * Anomaly Capital, LLC, which is offering 2,000,000 shares that it received in compensation for giving a $300,000 loan to Rascals Montclair, Inc., and which may also offer 7,500,000 shares which will be issued to it if Headliners defaults on its guarantee of the obligation of Rascals Montclair, Inc.

     * Cornell Capital Partners, LP, which may offer up to 150,000,000 shares that it may acquire by converting a debenture issued to it by Headliners and up to 10,000,000 shares it may acquire by exercising a Warrant to purchase the shares at a price of $.20 per share.

OUTSTANDING SHARES AND POTENTIAL DILUTION

     Headliners has issued only one class of stock: its common stock. On the date of this prospectus there were 35,000,052 shares of common stock outstanding. Two of the Selling Shareholders hold debentures that are convertible into Headliners common stock at the market price at the time of conversion. At the closing price of $.065 on April 21, 2006, the debentures could be converted into 2,300,000 common shares.

     Cornell Capital Partners LP holds a Secured Convertible Debenture
issued by Headliners  in the principal amount of $8,192,309.   Principal
and interest on the Debenture may be converted into common stock by Cornell Capital Partners at a conversion price equal to 80% of the market price (as defined in the Debenture) at the time of conversion. At the market price of $.065 on April 21, 2006, the principal amount of the Debenture could be converted into 157,544,403 common shares. 150,000,000 shares that Cornell Capital Partners may acquire by converting the debentures have been included among the shares offered by this prospectus.

     Cornell Capital Partners, LP also owns a Warrant to purchase up to 10,000,000 shares of Headliners common stock at a purchase price of $.20 per share. In addition Agora Investor Relations Corp. holds an option to purchase 200,000 shares at $.25 per share.

     There are no other options, warrants or securities convertible into Headliners common stock outstanding.

FINANCIAL CONDITION

     Since becoming an SEC-reporting company in 2001, Headliners has reported significant losses each year. As a result, at December 31, 2005 Headliners had a working capital deficit of $2,995,878 and a shareholders equity deficit of $8,775,247. Its current liabilities on that date totaled $3,646,207 and its liquid assets totaled only $346,291. Headliners' independent auditors stated that Headliners' financial condition "raises substantial doubt about its ability to continue as a going concern," in the auditors' report on Headliners' financial statements for 2005.

SUMMARY FINANCIAL INFORMATION

     We have derived the information in this table from the financial statements that are at the end of this prospectus.

  Statement of Operations      Year Ended      Year Ended
                                12/31/05        12/31/04
                              ------------    ------------
  Net Sales                   $  8,623,734    $  1,317,898

  Cost and Expenses              3,202,710         582,687
                               -----------      ----------
  Gross Profit                   5,421,024         735,211

  Stock-Based
   Compensation                 40,516,131       5,795,849
  Other G&A Expense              7,416,775       3,650,133
  Other Income (Expense)        (5,906,620)       (126,072)
                                ----------      ----------
  (Loss) from Continuing
   Operations                  (48,418,502)     (8,836,843)

  (Loss) from Discontinued
   Operations                   (1,431,148)        (39,342)
                                ----------       ---------
  Net (Loss)                  $(49,849,650)   $ (8,876,185)
                                ==========       =========

  Net (Loss) Per Share        $      (4.31)   $    (108.44)
                                ==========       =========
  Weighted Average # of
   Shares Outstanding           11,554,633          81,858
                                ==========       =========

  Balance Sheet
      Data                       12/31/05

  Working Capital/(Deficit)   $(2,995,878)

  Total Assets                  5,693,799

  Shareholders' Deficit        (8,775,247)

     On April 1, 2005 Headliners acquired ownership of six limited liability companies. The limited liability companies operate dance clubs. The information in the following table is taken from the Pro Forma Financial Statements that appear at the end of the financial statements included in this prospectus. The purpose of the pro forma statements is to indicate the effect that acquisition of the six properties would have had on Headliners' financial results. The pro forma statements of operations assume that Headliners acquired the six properties on January 1, 2004.

                                                   Year Ended
                                                December 31, 2005
                                          ----------------------------
                                                           Pro Forma
                                           Headliners      Combined
                                          ------------   ------------
       Net Sales                          $  1,863,399    $  8,623,733

       Gross Profit                          1,126,036       5,299,210

       (Loss) from Continuing Operations  $(40,946,756)   $(40,503,033)


                                                   Year Ended
                                                December 31, 2004
                                          ---------------------------
                                          Headliners       Pro Forma
                                                           Combined
                                         ------------    ------------
        Net Sales                         $  1,317,898    $ 10,514,450

        Gross Profit                           735,211       6,343,124

        (Loss) from Continuing Operations $ (8,836,843)   $ (8,966,233)




                                RISK FACTORS

     You should carefully consider the risks described below before buying our common stock. If any of the risks described below actually occurs, that event could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

              I.  RISKS ATTENDANT TO OUR BUSINESS

     WE MAY NOT BECOME PROFITABLE.

     Headliners Entertainment Group has incurred substantial operating losses during the past three years. In order to achieve profitability it will be necessary that we either expand operations to a point sufficient to cover overhead or establish new sources of revenue. Failing such developments, it is likely that we will continue to sustain net losses.

     WE MAY BE UNABLE TO SATISFY OUR CURRENT DEBTS.

     We currently have debts and liabilities that we must satisfy with cash in excess of $3,600,000. The cash flow from our operations may not be sufficient to service those debts. If we are unable to generate sufficient cash to pay our debts or to negotiate extensions with our creditors, our business will fail.

     CURRENT SHAREHOLDERS WILL SUFFER DILUTION AS A RESULT OF OUR FINANCING ACTIVITIES.

     Cornell Capital Partners LP holds a Secured Convertible Debenture in the principal amount of $8,192,309. Headliners has no obligation to satisfy the Debenture with cash. Instead, Cornell Capital Partners intends to convert the full amount of principal and interest into Headliners common stock. If any amount of principal remains unconverted on November 17, 2010, Headliners may convert the remainder into common stock at that time or pay the remainder in cash. The conversion price will be 80% of the lowest closing bid price during the five trading days preceding each conversion. At the market price of $.065 on April 21, 2006, full conversion of the Debenture would result in Headliners issuing an additional 157,544,403 shares, which would represent 83% of the outstanding common shares. Therefore, the conversion of Secured Convertible Debenture by Cornell Capital Partners will substantially dilute the interest of current shareholders in Headliners equity.

     COMPETITION FROM WELL-CAPITALIZED COMPANIES INVOLVED IN THE COMEDY CLUB BUSINESS COULD HINDER OUR GROWTH.

     The comedy club business is dominated by a small number of well-known, well-financed companies. As we seek advantageous locations for our clubs, we may face competition from one or more of these competitors. If one of these well-established competitors were to make a concerted effort to secure a location, it would be very difficult for us to compete effectively. This may limit our access to business opportunities.

     LIABILITY FROM LAWSUITS BASED ON "DRAM SHOP" LAWS COULD EXCEED OUR INSURANCE COVERAGE.

     In most states where Headliners locates clubs, there will be liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since we will serve alcoholic beverages in all of our clubs, we will be subject to the risk that lawsuits arising under dram shop laws could produce judgments that exceed our insurance coverage and imperil our capital.

     HEADLINERS MAY BE LIABLE TO CORNELL CAPITAL PARTNERS FOR SALES OF COMMON STOCK MADE TO CORNELL CAPITAL PARTNERS IN VIOLATION OF SECTION 5 OF THE SECURITIES ACT.

     In October 2003 Headliners entered into an agreement to sell shares to Cornell Capital Partners pursuant to the private offering exemption from the registration requirement set forth in Section 5 of the Securities Act of 1933. Headliners then filed a registration statement that was declared effective in January 2004, which permitted Cornell Capital Partners to make a public offering of the shares it acquired from Headliners. In June 2004 Headliners and Cornell Capital Partners amended the agreement under which Headliners sold shares to Cornell Capital Partners. Because of that amendment, it may be determined that the private offering from Headliners to Cornell Capital Partners was not completed until June 2004. The private offering would, therefore, be integrated with the public offering that Cornell made during 2004. If Headliners' sales to Cornell Capital Partners were integrated with Cornell Capital Partners' public offering, Headliners would lose the benefit of the private offering exemption. In that event, Cornell Capital Partners would be entitled to demand rescission of the sales made to it in reliance on the private offering exemption. During 2004 Headliners sold 59,468 shares of common stock to Cornell Capital Partners in reliance on the exemption, and received $2,215,000 in payment.

            II.  RISKS ATTENDANT TO OUR MANAGEMENT

     OUR BUSINESS DEVELOPMENT WOULD BE HINDERED IF WE LOST THE SERVICES OF OUR PRESIDENT.

     Eduardo Rodriguez is the President of Headliners Entertainment Group. Mr. Rodriguez is the only executive employed on a full-time basis by Headliners Entertainment Group. Mr. Rodriguez is responsible for strategizing not only our business plan but also the means of financing it. If Mr. Rodriguez were to leave Headliners Entertainment Group or become unable to fulfill his responsibilities, our business would be imperiled. At the very least, there would be a delay in the development of Headliners Entertainment Group until a suitable replacement for Mr. Rodriguez could be retained.

     HEADLINERS ENTERTAINMENT GROUP IS NOT LIKELY TO HOLD ANNUAL
SHAREHOLDER MEETINGS IN THE NEXT FEW YEARS.

     Delaware corporation law provides that members of the board of directors retain authority to act until they are removed or replaced at a meeting of the shareholders. A shareholder may petition the Delaware Court of Chancery to direct that a shareholders meeting be held. But absent such a legal action, the board has no obligation to call a shareholders meeting. Unless a shareholders meeting is held, the existing directors elect directors to fill any vacancy that occurs on the board of directors. The shareholders, therefore, have no control over the constitution of the board of directors, unless a shareholders meeting is held.

     Since it became a public company in 1999, Headliners Entertainment Group has never held an annual or a special meeting of shareholders. The Board of Directors of Headliners Entertainment Group consists of the same individuals who served in 2000. Management does not expect to hold annual meetings of shareholders in the next few years, due to the expense involved. Therefore, any new members of the Board of Directors or any replacements for current members will be nominated and elected by the present members of the Board.

     RELATED PARTY TRANSACTIONS MAY OCCUR ON TERMS THAT ARE NOT FAVORABLE TO HEADLINERS ENTERTAINMENT GROUP.

     The two members of our Board of Directors, Eduardo Rodriguez and Michael Margolies, directly and through their families, control 47% of the voting power of Headliners Entertainment Group. For the foreseeable future, therefore, they will control the operations of Headliners Entertainment Group. In the past they have been the Managers of limited liability companies that were senior secured creditors of Headliners and that owned the properties where Headliners' New Jersey restaurant clubs operated. It is possible that they will engage in other transactions with Headliners Entertainment Group. It is unlikely that they will obtain independent confirmation that the terms of such related party transactions are fair. If the terms are unfair to Headliners Entertainment Group, the transactions could harm our operating results.

            III.  RISKS ATTENDANT TO THE MARKET FOR OUR COMMON STOCK.

     THE VOLATILITY OF THE MARKET FOR HEADLINERS ENTERTAINMENT GROUP COMMON STOCK MAY PREVENT A SHAREHOLDER FROM OBTAINING A FAIR PRICE FOR HIS SHARES.

     Headliners Entertainment Group at the present time has fewer than 900 shareholders and only a small number of market makers. As a result, the market price for our common stock is volatile, at times moving over 50% in one day. Unless and until the market for our common stock grows and stabilizes, the common shares you purchase will remain illiquid. A shareholder in Headliners Entertainment Group who wants to sell his shares, therefore, runs the risk that at the time he wants to sell, the market price may be much less than the price he would consider to be fair.

     THE RESALE OF SHARES ACQUIRED BY CORNELL CAPITAL PARTNERS FROM HEADLINERS ENTERTAINMENT GROUP MAY REDUCE THE MARKET PRICE OF HEADLINERS' SHARES.

     Headliners has included in this prospectus 160,000,000 shares that Cornell Capital Partners may acquire from Headliners and resell to the public. Cornell Capital Partners may acquire 10,000,000 of the shares by exercising a Warrant to purchase shares at $.20 per share. The remainder, 150,000,000 shares, may be acquired by Cornell Capital Partners converting its Secured Convertible Debenture if the market price for Headliners common stock falls from its current level. The Debenture is convertible at 80% of
the market price at the time of conversion.   At the market price of $.065
on April 21, 2006, the Debenture would convert into 157,544,403 shares.
It is likely that resale of shares in that quantity by Cornell Capital Partners will significantly reduce the market price for Headliners common stock.

     HEADLINERS ENTERTAINMENT GROUP WILL BE QUOTED ON THE OTC BULLETIN BOARD FOR THE IMMEDIATE FUTURE.

     Headliners Entertainment Group does not meet the eligibility requirements for listing on the NASDAQ Stock Market. Until we meet those standards and are accepted into the NASDAQ Stock Market, or unless we are successful in securing a listing on the American Stock Exchange or some other exchange, Headliners Entertainment Group common stock will be quoted only on the OTC Bulletin Board. Such a listing is considered less prestigious than a NASDAQ Stock Market or an exchange listing, and many brokerage firms will not recommend Bulletin Board stocks to their clients. This situation may limit the liquidity of your shares.

     ONLY A SMALL PORTION OF THE INVESTMENT COMMUNITY WILL PURCHASE "PENNY STOCKS" SUCH AS HEADLINERS COMMON STOCK.

     Headliners' common stock is defined by the SEC as a "penny stock" because it trades at a price less than $5.00 per share. Many brokerage firms will discourage their customers from purchasing penny stocks, and even more brokerage firms will not recommend a penny stock to its customers.
Most institutional investors will not invest in penny stocks. In addition, many individual investors will not consider a purchase of a penny stock due, among other things, to the negative reputation that attends the penny stock market. As a result of this widespread disdain for penny stocks, there will be a limited market for Headliners' common stock as long as it remains a "penny stock." This situation may limit the liquidity of your shares.

     ISSUANCE OF COMMON STOCK AND EQUIVALENTS BY HEADLINERS MAY DILUTE THE VALUE OF OUTSTANDING SHARES AND REDUCE THE MARKET PRICE OF OUR COMMON STOCK.

     During 2005, Headliners has made a number of arrangements with its officers and directors that resulted in a total of 12,765,000 shares of our common stock being issued to them or to their affiliates. In addition, we also during 2005 compensated our professional advisors and others by issuing a total of 7,926,000 shares of common stock to them and in 2006 we have issued an additional 1,000,000 shares to a consultant and 8,000,000 shares
to four creditors.   Until we have sufficient capital resources that we can
afford to settle all of our debts in cash and to pay cash for all of the services we need, we will continue to issue stock for these purposes.

     When we issue stock to affiliates or to compensate advisors, we value the stock at current market value, and we do not intend to vary from that practice in the future. When we issue stock to settle debts, we must negotiate the valuation with our creditor, and there is a risk that we may in the future be forced to issue stock at below-market value in order to settle a pressing debt. To date, however, we have been successful in negotiating a valuation at current market value. Nevertheless, any or all of these transactions could have the effect of diluting the value of our outstanding shares by reducing the per-share interest of our current shareholders in the company. In addition, the market for our shares may be adversely affected by the issuance of additional shares.

                           YOU SHOULD NOT RELY ON
                         FORWARD LOOKING STATEMENTS

     This prospectus contains a number of forward-looking statements regarding our future prospects. Among the forward-looking statements are descriptions of our plans to operate the chain of dance clubs that we recently acquired, our plans to increase the number of Rascals Comedy Clubs, and our plans to develop products using the Headliners library of comedy performances. These forward-looking statements are a true statement of our present intentions, but are neither predictions of the future nor assurances that any of our intentions will be fulfilled. Many factors beyond our control could act to thwart Headliners in its efforts to develop its business, including factors discussed in "Risk Factors" as well as factors
we have not foreseen.   In addition, changing circumstances may cause us to
determine that a change in plans will be in the best interests of Headliners.


                              DIVIDEND POLICY

     We have never declared or paid any dividends on our common stock. We expect to retain future earnings, if any, for use in the operation and expansion of our business, and do not anticipate paying any cash dividends in the foreseeable future.
                                    -10-

                              CAPITALIZATION

     Our authorized capital stock consists of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Board of Directors is authorized to issue the preferred stock with any rights and preferences that the Board of Directors decides are appropriate.

     There are 35,000,052 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Common Stock

     As a holder of our common stock, you will be entitled to one vote for each share in the election of directors and in all other matters to be voted on by the shareholders. There is no cumulative voting in the election of directors. Our by-laws require that only a majority of the issued and outstanding shares of common stock must be represented to constitute a quorum and to transact business at a shareholders meeting.

     You will be entitled to receive dividends if the Board of Directors declares dividends. In the event that Headliners is liquidated or dissolved, you will receive a distribution, on a per share basis, of any assets remaining after payment of all liabilities and any preferential payments that must be made to preferred shareholders, if any. You will have no preemptive or conversion rights and you will not be subject to any calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock.

Derivative Securities

     Two of the Selling Shareholders hold debentures that are convertible into Headliners common stock at the market price at the time of conversion. At the closing price of $.065 on April 21, 2006, the debentures could be converted into 2,300,000 common shares.

     Cornell Capital Partners LP holds a Secured Convertible Debenture
issued by Headliners  in the principal amount of $8,192,309.   Principal and
interest on the Debenture may be converted into common stock by Cornell Capital Partners at a conversion price equal to 80% of the market price (as defined in the Debenture) at the time of conversion. At the market price of $.065 on April 21, 2006, the principal amount of the Debenture could be converted into 157,544,403 common shares. 150,000,000 shares that Cornell Capital Partners may acquire by converting the debentures have been included among the shares offered by this prospectus.

     Cornell Capital Partners, LP also owns a Warrant to purchase up to 10,000,000 shares of Headliners common stock at a purchase price of $.20 per share. In addition Agora Investor Relations Corp. holds an option to purchase 200,000 shares at $.25 per share.

     Other than the aforesaid debentures, there are no securities
outstanding which are convertible into shares of our common stock.   There
are also no other options or warrants for our common stock outstanding.

Registrar and Transfer Agent

          The Registrar and Transfer Agent for the common stock is:

                       Interwest Transfer Company, Inc.
                       1981 East 4800 South, Suite 100
                          Salt Lake City, UT 84117

Market for the Common Stock

     Our common stock is listed for quotation on the OTC Bulletin Board under the trading symbol "HLEG.OB." The following table sets forth the bid prices quoted for our common stock on the OTC Bulletin Board during the two years starting January 1, 2004 and ending December 31, 2005. We have adjusted all prices to reflect the 1-for-1000 reverse split of the common stock effected on March 16, 2005.

                                          Bid
Period:                           High           Low
                               ------------------------
Jan. 1, 2004 - Mar. 31, 2004   $   500.00    $    70.00
Apr. 1, 2004 - June 30, 2004   $   270.00    $    50.00
July 1, 2004 - Sep. 30, 2004   $   110.00    $    40.00
Oct. 1, 2004 - Dec. 31, 2004   $    45.00    $     9.00

Jan. 1, 2005 - Mar. 31, 2005   $    11.00    $     2.50
Apr. 1, 2005 - June 30, 2005   $     4.65    $      .45
July 1, 2005 - Sep. 30, 2005   $      .50    $      .09
Oct. 1, 2005 - Dec. 31, 2005   $      .20    $      .08


     Our shareholders list contains the names of 98 registered shareholders of record. Based on recent requests for materials that we mailed to shareholders, we believe that the number of beneficial shareholders exceeds 800.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion in conjunction with our Financial Statements and the notes to the Financial Statements, which appear at the end of this prospectus. A summary of the Financial Statements appears in the Prospectus Summary at the beginning of this prospectus.

                                  -12-
RESULTS OF OPERATIONS

     From its founding in 1984 through 2001, Headliners' business consisted entirely of the operation of stand-alone restaurant/comedy club facilities: two in New Jersey from the 1980s until 2003/2004 and one that we operated in Miami, Florida for only a year. In the years since 2002 we have substantially changed the nature of our operations. We have began to develop alternative locations for Rascals' comedy by organizing hotel-based clubs and by granting licenses to utilize the name "Rascals." We also began to develop multiple channels of distribution for the comedic entertainment produced in our clubs, such as online distribution, home video sales and pay-per-view sales.

     The most dramatic example of our expanding operations is our acquisition at the end of March 2005 of six dance clubs that operate under one of the followings trade names: "Banana Joe's,""Margarita Mama's," "Red
Cheetah," "Parrot Beach" or "Cactus Cafe."   Commencing on April 1, 2005 we
have consolidated the financial results of the clubs with our other operations on our financial statements. This has resulted in a significant increase in our revenues, from $1,317,898 in 2004 to $8,623,734 in 2005.

     We have also altered our use of the Rascals trademark over the past several years, by expanding into new venues. We replaced the two restaurant-club locations that we have operated since the 1980s with a restaurant and Rascals Comedy Club that opened in Montclair NJ in June 2004. In addition, we have been actively pursuing opportunities to situate Rascals Comedy Clubs in hotels and entertainment venues, where a large, pre-existing clientele can be converted into customers of our club. Currently we own and operate two Rascals Comedy Clubs:

     - Rascals Montclair. To replace our West Orange and Ocean restaurant-clubs, in June 2004 we opened a 13,000 square foot restaurant and comedy club in Montclair, New Jersey. The restaurant and bar in our Montclair facility seats 150, and the showroom seats 400. The property is owned by a separate corporation organized by members of Headliners' management. However, that corporation has a contract with Headliners under which we manage the facility and pay all of its expenses, and in return the corporation has assigned all of the revenues from the Montclair operation to Headliners. In March 2006 we opened a Red Cheetah dance club at the same location.

     - Rascals Cherry Hill. We are now realizing approximately $22,000 per month in revenue from our Cherry Hill hotel-based operation, which commenced operations in December 2002. Although this sales level is far lower than the levels we maintained in West Orange or Ocean, we generate it with only one full-time and three part-time employees (compared to dozens at our restaurant-club combinations). So we are realizing an average monthly profit in Cherry Hill of approximately $13,000.

     Recently we have renewed our efforts to utilize the Rascals Library of Comedy Classics as a revenue source. The Library contains over 200 hours of live recordings of well-known comedians when they appeared at a Rascals Comedy Club. At times during our history we have broadcast portions of the Library on pay-per-view television, sold home video recordings of shows in the Library, and made shows available for download on the Internet. During 2005 we obtained $30,000 in aggregate revenue from broadcasts of our comedy on XM radio and Audible.com, each of which offers the Rascals Comedy Classics in its menu of on-demand media, as well as from our position as the exclusive stand-up comedy channel on Microsoft MSN Video. These media distribution channels currently provide only limited revenue, but it is revenue obtained with almost no marginal expense, thus flowing directly into earnings.

     The effect of our expansion is evident in the results reported in our Statement of Operations. During 2004 our revenue was derived from the Cherry Hill club and six months of operations at the Montclair restaurant and club. Those two facilities provided all of our revenue for the the first quarter of 2005 as well. In that first quarter or 2005 we reported net sales of $446,703, compared to $34,551 in the first quarter of 2004, when our only club operation was at the Hilton in Cherry Hill. For the remainder of 2005, however, after we added the dance clubs, our net sales totaled $8,177,031. Similarly our expanded operations produced gross profit in 2005 of $5,421,024, compared to gross profit of only $735,211 in 2004.

     The revenue and gross profit figures reported for 2005 exclude the results for two of the dance clubs we purchased in March as well as the results of the Rascals Comedy Club that we opened at the Palisades Center in May 2005. Each of these three clubs was closed near the end of the year. The results from those three operations, therefore, have been reported as "discontinued operations" on our Statements of Operations. A net loss of $1,431,148 from the operations of those clubs and the disposal of their facilities contributed to our overall net loss for the year.

     The transitions in our business plan have resulted in a marked disparity between revenues and expenses. During 2005 we incurred general and administrative expenses totaling $47,932,906. However, this included only $7,416,775 in expenses that were or will be settled in cash. The remaining $40,516,131 in expenses during 2005 were settled by issuance of stock. This large expense for stock-based compensation arises from our efforts to implement growth strategies for the future. Our lack of cash requires us to pay with stock both our executives and the network of individuals who are assisting us in developing and implementing our business plan, which results in a large expense for "stock issued for consulting services."

     Headliners incurred an "interest expense" of $2,658,994 during 2005, most of which was attributable to the notes we sold to Cornell Capital Partners in the aggregate principal amount of $10,953,698. The notes carry a stated interest of 12% per annum. However, the notes were sold at an aggregate discount of $2,047,500. As a result, $541,774 of the interest expense realized in 2005 was attributable to amortization of the discounts given to Cornell Capital Partners when it purchased the notes from Headliners. The remaining $188,806 of the discount will be similarly expensed during the five year term of the remaining debenture.

     On three occasions during 2005 we exchanged one or more notes issued to Cornell Capital Partners for a replacement note on different terms. As a result of these refinancings, we incurred an additional $1,986,924 of interest expense when we wrote-off the unamortized discounts on the notes that were refinanced. Finally, in November 2005 we agreed with Cornell Capital Partners to exchange the convertible debenture then held by Cornell for a new five-year debenture whose principal amount equals the principal of the surrendered debenture plus accrued interest. In connection with the exchange, we issued to Cornell Capital Partners five year warrants to purchase 10,000,000 shares of our common stock at $.20 per share. Because the warrants had a fair value of $1,460,000 and because the terms of the new debenture included an embedded derivative, we recognized an expense of $3,811,193 as "loss on extinguishment of debt" arising from this transaction.

     Our expenses remain disproportionate to our revenue, primarily due to interest expense and consulting fees. As a result, we realized a net loss of $49,849,650 for 2005, compared to a net loss of $8,876,185 in 2004.
However, the new directions in our operations bode well for the future. We believe that the acquisition of the dance clubs, the opening of the new Red Cheetah in Montclair, and our new ventures in media distribution of the Rascals Library will combine to serve as a platform for profitable operations. We believe that is an achievable goal.

Liquidity and Capital Resources

     In order to obtain the funds necessary to acquire our six new dance clubs and construct our facilities in Montclair and the Palisades Center, we borrowed nearly $10 million from Cornell Capital Partners. In addition, in June 2005 we incurred an additional $3,000,000 debt to Cornell Capital Partners in order to invest in the production and distribution of two movies. That arrangement provided that after we fully repaid Cornell Capital Partners from our share of the net revenues of the movies, we would retain a 6.8% interest in the net revenues. In November 2005 we cancelled that arrangement by transferring our interest in the movies to Cornell Capital Partners in satisfaction of the $3,000,000 debt.

     At December 31, 2004, we owed Cornell Capital Partners $3,025,000. Today the debt totals $8,192,309 plus accrued interest. The debt is represented by a Secured Convertible Debenture in that amount issued on November 17, 2005. Headliners is not required to make any payment by the Debenture until November 17, 2010, when it will have the option of satisfying any principal and interest remaining outstanding in cash or with common stock. In the meantime, Cornell Capital Partners will have the right to convert the principal and accrued interest on the Debenture into Headliners common stock at a conversion price equal to 80% of the market price at the time of conversion.

     With the proceeds of our sale of debt instruments to Cornell Capital Partners, we have substantially alleviated our capital commitments. Nevertheless, in addition to the ongoing expenses of operating its business, Headliners had accounts payable and accrued expenses of $2,436,838 at December 31, 2005, as well as being obligated on $1,209,369 in notes payable.

     During 2005 our operations consumed $493,099 in cash. However, our operations in the first half of 2005 consumed $951,624 in cash, while operations in the second half of 2005 produced $458,525 in cash. The improved cash flow in the second half of the year resulted from the fact that we obtained full managerial control over the six new dance clubs in that quarter. Although we contracted to acquire the clubs at the end of March, our relationship with the prior owners resulted in a litigation that was not resolved until late in July 2005. The dispute drained our cash resources and prevented us from taking full advantage of the cash flow from the clubs until August 2005.

     Now that we have undisputed control over the new dance clubs, we expect that the cash flow from those clubs will be sufficient to enable us to sustain our operations and meet the cash obligations noted above. We do not expect that we will require additional capital during the next twelve months, except in connection with new development projects that we may undertake. At this time we have not committed to any specific new development project nor obtained any financing commitment.

     Once we have passed the current period of rapid expansion, our capital requirements will be much easier to control. Once clubs are established, they either operate profitably or they are closed. So the capital requirements of ongoing operations should not be significant. Our plan is to continue to expand, but at a pace commensurate with available capital and capital commitments, either from equity sources or secured lending sources that should become available once we have a portfolio of assets to offer as collateral.

Critical Accounting Policies and Estimates

     In preparing our financial statements we are required to formulate working policies regarding valuation of our assets and liabilities and to develop estimates of those values. In our preparation of the financial statements for 2005, there were two estimates made which were (a) subject to a high degree of uncertainty and (b) material to our results. One was our determination, detailed in Note 5 to the Consolidated Financial Statements, that we should record a valuation allowance for the full value of the deferred tax asset created by our net operating loss carryforward. The primary reason for the determination was our lack of certainty as to if and when Headliners would commence profitable operations. A second was our determination, detailed in Note 2 to the Consolidated Financial Statements, that we should write-off $2,877, 000 in prepaid consulting at December 31, 2005. The primary reason for that determination was our uncertainty as to whether we would continue to receive economic benefit from the consulting contracts.

     We have made no material changes to our critical accounting policies in connection with the preparation of financial statements for 2005.

Off-Balance Sheet Arrangements

     We do not have any "off-balance sheet arrangements," as defined in the Regulations of the Securities and Exchange Commission.

                                   BUSINESS

     The Business Plan

     Headliners Entertainment Group, Inc. is the successor to a business operation commenced in 1983. Until June 1, 2004, Headliners' corporate name was "Rascals International, Inc." Headliners began with a comedy club and restaurant in West Orange, New Jersey that operated under the trade name "Rascal Comedy Club." Until 2003 the West Orange "Rascals" and a sister club/restaurant of the same name in the New Jersey resort area of Ocean Township were the source of substantially all of Headliners' revenue. Nevertheless the success of those clubs in booking and promoting both headliners and rising stars in the field of stand-up comedy made Rascals a name known throughout the comedy industry. Many of today's stars of comedy were helped on their way to fame by appearing at a Rascals Comedy Club.
They include talents such as Rosie O'Donnell, Tim Allen, Ray Romano, Chris Rock and Andrew Dice Clay.

     In recent years Headliners has acquired new management, a new business plan, and a new determination to exploit the value of the "Rascals" name as leverage for the growth of our company. During the past several years, our business plan has expanded to involve three separate but interrelated aspects of Rascals entertainment: comedy clubs, dance clubs and media distribution.

     Comedy Clubs

     Comedy shows at our clubs generally consist of three performers: one nationally-known headliner, a featured act and a comic master of ceremonies. Our ticket prices range from $8.00 to $35.00, and are determined by the fees we commit to pay the entertainers. Those fees may on occasion include a percentage of our ticket revenues.

     Entertainers are booked for our clubs by our in-house booking staff. As the number of our clubs increases, Rascals should become even more attractive to entertainers due to our ability to offer "block booking." In a block booking arrangement, we commit to multiple dates at multiple loca tions in exchange for a reduced fee per show.

     We market our shows through traditional local media: newspaper and radio advertisements, local cable TV commercials, and radio promotions, often involving the performers that will be appearing. In addition, tickets to all of our club locations can be purchased at our Website:
www.Rascalscomedyclub.com.

     Our comedy clubs fall into two categories:

          Embedded Clubs. An "embedded club" is designed to take advantage of a location where there is a pre-established clientele. The concept of the "embedded club" is aimed at attracting customers for our comedy by offering them a richer entertainment experience. The combined restaurant and comedy club facilities that we operated for most of our history represented a first level of the embedded club. That relationship is replicated today in our Montclair, NJ location, where a Rascals Comedy Club accompanies our premier restaurant as well as a "Red Cheetah" dance club. Another example of an "embedded club" is the Rascals Comedy Club that we opened in May, 2005 in the Palisades Center in West Nyack, New York, which is the second largest shopping mall in the U.S. That club failed and was closed at the end of 2005. Nevertheless, we are today exploring a broad variety of environments in which a Rascals Comedy Club would achieve marketing synergy with other entertainment venues.

          Hotel-Based Clubs. We are underway with a program of establishing "Rascals Comedy Clubs" in premier hotels throughout the U.S. During 2001 we opened a Rascals in the Crowne Plaza Hotel in Phoenix, and another in the Sheraton Springfield at Monarch Place in Springfield, MA. Both of those clubs have since closed. However, since December 2002 we have operated a Rascals Comedy Club in the Hilton Hotel in Cherry Hill, NJ. It consists of a comedy room with a seating capacity of 308 in which we produce six shows per week In each of these arrangements the hotel will provide the facility (rent-free) and operate the food and beverage service. We provide the show and the promotion only, keep all admission proceeds, and receive a share of the food and beverage gross revenue.

          The primary advantage of a hotel-based club for Headliners is the efficiency of initiating the club's operations. Since we are moving into an established facility, we are required to make only the minimal capital investment necessary to outfit the comedy room in Rascals' trademark decor. In addition, since the hotels in which we locate are already known as entertainment locations in their communities (even if only as a restaurant location), the expense incurred in "attracting traffic" to the site is generally not much greater than the expense we incur in promoting shows at our established sites. Our estimate is that our capital commitment to a new hotel-based facility, including the working capital required until the club achieves positive cash flow, will generally not exceed $130,000. Occasionally, however, a particular site will be appropriate for a higher quality build-out, which will require a larger investment. This was the case with our club in Cherry Hill, where we installed cherrywood paneling and a state-of-the-art sound system.

     Dance Clubs

     At the end of March 2005 we purchased six dance club operations. The clubs are located in Jackson MS, Omaha NE, Louisville KY, Tucson AZ, Cincinnati OH and Kansas City MO. Each operates under one of the followings trade names: "Banana Joe's,""Margarita Mama's," "Red Cheetah," "Parrot Beach" or "Cactus Cafe." Three of the dance clubs were developed jointly by Headliners and JHF Property Holdings during 2004. The other three were developed by JHF Property Holdings in 2003. In July 2005 we severed all relations with JHF Property Holdings, but retained ownership of the six clubs. Subsequently we have closed the clubs in Omaha and Tucson.

     In March 2006 we opened a fifth dance club, a Red Cheetah, in the facility in Montclair, NJ that already housed our restaurant and Rascals Comedy Club combination. We believe that this complex of entertainment offerings will attract a wide audience.

     Our dance club operations currently produce over 80% of our revenues.

     Rascals Comedy Library

     Between 1985 and 1992 Headliners developed a library of videotapes of the comedy performances at its West Orange club. The performers on the videotapes include many who achieved stardom: Denis Leary, Drew Carey, Jeff Foxworthy, Rosie O'Donnell, Tim Allen, Ray Romano and others. In exchange for the opportunity to appear at Rascals Comedy Club, each of these performers signed a release giving Headliners the right to reproduce and market the videotapes. Until 2002 the videotapes were co-owned by Headliners and Rob Perna d/b/a Stand and Deliver. In 2002 we divided the library, with Headliners retaining over 200 hours of performances. These videotapes comprise the Rascals Library of Comedy Classics, an inventory of raw material that Headliners can use to develop products and content in a variety of media.

     In 2004, we entered into a relationship with Brian Sheil, a media producer and promoter based in California. Mr. Sheil is supervising an expansion of the Rascals Library. We are again videotaping performances at our club in Montclair as well as producing the "Rascals on the Road" series of performances. At the same time, Mr. Sheil has been actively developing distribution outlets for the Rascals Library in a variety of media. During 2005 we initiated relationships with several broadcasters:

     - Microsoft MSN Video Downloads and Windows Media Entertainment. Rascals Comedy Classics is currently the exclusive stand-up comedy channel available on these outlets.

     - TVNet. This broadcaster makes Rascals Comedy videos available to cell phones with wireless video capabilities.

     - XM Satellite Radio. We recently contracted to have the Rascals Comedy Hour distributed through this service, which, with over
            4.4 million subscribers, is the largest satellite radio service in the U.S.

     - RipeTV. This download service has a client base of 20 million. Rascals Comedy became available on its menu recently.

     - SmartVideo Technologies. In June 2005 we contracted to add Rascals Comedy to the programming lineup that this service makes available for mobile video devices. Currently there are more than 50 million smart phones and mobile video devices in use. The segmented nature of our comedy, which can be enjoyed in 30 second or 30 minute intervals, makes it ideal for this audience.

     Each of these relationships was formed only recently, and revenues to date from our use of the Library have been minimal. We intend, however, to continue to expand this fertile opportunity to generate additional revenue streams from our existing assets.

     Employees

     The Company currently employs 329 individuals, of whom 75 are full-time employees. The other 254 employees are primarily hosting staff, wait staff, bartenders, and kitchen employees. Of these 9 full-time employees and 38 part-time employees work during the evenings at our Montclair restaurant and club, one full-time employee and two part-time employees work during the performances at our club in Cherry Hill, and sixty full-time employees and 210 part-time employees work at our dance clubs. None of our employees is represented by a union. We believe that our relations with our employees are good.

     Insurance

     As a dispenser of alcoholic beverages, Headliners is subject to state liquor liability ("dram shop") laws. These laws vary from state to state. In general, dram shop laws impose liability on the proprietor of an establishment for damage caused by a customer of the establishment, if the service of alcoholic beverages by the establishment to that customer was a cause of the damage and the establishment service was negligent or otherwise culpable. Since alcoholic beverages are served in all of our clubs, it is particularly important that we maintain insurance against liability.

     At the present time, Headliners is insured by a policy which provides $2,000,000 general and aggregate liability coverage as well as a $10,000,000 commercial umbrella policy. The annual premium for our insurance, which includes the liability insurance, is $102,700.

     Properties

     Since February 2004 the executive offices of Headliners Entertainment Group, Inc. have been located in the building in Montclair, New Jersey adjacent to our new restaurant and Rascals Comedy Club. The offices and the restaurant/club facility is leased to Rascals Montclair, Inc. for a term ending in 2014. Rascals Montclair pays $19,000 and a percentage of its gross receipts as monthly rent. It is also responsible for an allocated portion of the landlord's taxes and operating costs. Pursuant to the terms of a management agreement between Rascals Montclair and Headliners, Headliners reimburses Rascals Montclair for its rental expenses.

     Each of the four remaining dance clubs that we acquired in 2005 leases the premises where they are located. Each club is operated by a subsidiary of Headliners, and the subsidiary is solely responsible for the lease payments. Our Cherry Hill comedy club is located in the Hilton Hotel, which provides the comedy room to us free of charge.

     Legal Proceedings

     Rascals International, Inc. v. iCapital Finance Inc., Randall
Letcavage and Rosemary Nguyen (Court of Common Pleas, Philadelphia County, Pennsylvania). This action commenced in August 2003. Headliners alleged that the defendants signed investment banking and consulting agreements with Headliners, in which they undertook to perform certain services for Headliners. Headliners further alleges that the defendants failed to perform the services, as a result of which Headliners suffered damages in excess of $1,000,000. The defendants failed to answer the complaint, and a default judgment was entered against them in October 2003. Headliners does not know to what extent, if any, it will be able to enforce the judgment.

                                  MANAGEMENT

     This table identifies our directors and executive officers. Directors serve until the next annual meeting of shareholders and until their successors are elected and qualify. Officers serve at the pleasure of the Board of Directors.

                                                              Director
     Name                 Age    Position with the Company     Since
     ---------------------------------------------------------------------
     Eduardo Rodriguez      43   Chairman, Chief Executive       1998
                                  Officer, Chief Financial
                                  Officer

     Michael Margolies      77   Secretary, Director             2001

     Eduardo Rodriguez has served as Chief Executive Officer of Headliners since 1998. Immediately prior to joining Headliners, Mr. Rodriguez served as President of Lancaster Consultants, Inc., a company involved in financial management and consulting. From March 2005 until October 2005 Mr. Rodriguez has also served as Chief Executive Officer of Global Concepts, Ltd. (OTCBB:
GCCP), a conglomerate primarily involved in providing warehousing and transportation services in France.

     Michael Margolies became Vice Chairman and Secretary of Headliners in January 2002, after having served on our Board of Directors for the prior year. Mr. Margolies resigned from his position as Vice Chairman in March 2005. From 1998 until March 2005 Mr. Margolies was employed as Chief Executive Officer of Global Concepts, Ltd., a conglomerate primarily involved in providing warehousing and transportation services in France.

     Audit Committee

     The Board of Directors does not have an audit committee financial expert. The Board of Directors has not been able to recruit an audit committee financial expert to join the Board of Directors because of the Company's poor financial condition.

     Code of Ethics

     The Company does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because there are so few members of management.

EXECUTIVE COMPENSATION

     This table itemizes the compensation we paid to Eduardo Rodriguez, who served as our Chief Executive Officer during 2005, and to Michael Margolies, who was our Vice Chairman during 2005. There was no other officer whose salary and bonus for services rendered during the year ended December 31, 2005 exceeded $100,000.

                                                      Other
                            Year         Salary    Compensation
                          -----------------------------------------
Eduardo Rodriguez.......    2005      $ 114,846    $ 12,505,200 (1)
                            2004         22,000         572,654 (2)
                            2003        145,228 (3)      10,800 (4)

Michael Margolies.......    2005      $  30,768    $ 12,014,800 (1)
                            2004         27,500         562,564 (2)
                            2003        145,228 (3)           0
                     ______________________

(1) During 2005 Headliners issued 12,765,000 shares of common stock to G&H Management, LLC in compensation for services rendered by Messrs.
     Rodriguez and Margolies. The "compensation" reported in this table represents the market value of the shares on the date issued, allocated between the two executives in proportion to their families' respective equity interests in G&H Management.
(2) In April 2004 the Board of Directors waived the vesting conditions applicable to 1,000 shares of stock issued to each of the executives. $560,000, the market value of the shares that vested, is included in "Other Compensation." The remaining "Other Compensation" represents premiums paid for health insurance.
(3) Represents shares acquired in lieu of salary under the Employee Stock Purchase Plan.
(4) Represents paid for health insurance and payments made to supply Mr. Rodriguez with an automobile.

     Employment Agreements

     From 2000 until 2005 Eduardo Rodriguez served as CEO of Headliners, while Michael Margolies served as CEO of Global Concepts, Ltd., a public company, and as Vice Chairman of Headliners. In March 2005 Messrs. Rodriguez and Margolies determined that they could best serve the interests of both Headliners and Global Concepts by reorganizing the management structure of both, so that Mr. Rodriguez would serve as Chairman and CEO of both Headliners and Global Concepts, and Mr. Margolies would serve as Secretary and Director of both entities. In order to prevent conflicts that might arise between an officer's duties to one corporation and his interest in the other, the decision was made that the two officers would pool their equity stakes in the two corporations.

     Accordingly, on March 7, 2005 Headliners entered into a "Joint Management Agreement" with Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and The Margolies Family Trust. The Joint Management Agreement contained the following provisions relevant to
Headliners:

     - The Rodriguez Family Trust and The Margolies Family Trust agreed to organize a limited liability company: G&H Management, L.L.C.. The Trusts, as well as Rodriguez and Margolies, contributed their Headliners shares to the Trust on August 15, 2005. Headliners will pay a fee of $5,000 per month to the limited liability company in compensation for the services of Rodriguez and Margolies.

     - Headliners entered into five year Employment Agreement with Rodriguez.

     - Margolies resigned from his position as Vice Chairman of Headliners.

     - Headliners entered into a five year advisory agreement with Margolies.

     - Rodriguez and Margolies agreed that they would each serve as members of Headliners' Board of Directors. They also agreed to elect a third member, to be nominated by Rodriguez.

     - Headliners, Rodriguez and Margolies agreed that until the death of Rodriguez or Margolies, the compensation and benefits paid by Headliners to Rodriguez will exceed the compensation and benefits paid by Headliners to Margolies by $175,000.

     - Similar arrangements were made by Messrs. Rodriguez and Margolies with Global Concepts, Ltd.


     Headliners' Employment Agreement with Rodriguez provides that he will serve as President. His compensation will be $200,000 per annum plus an automobile allowance of $1,000 per month. The fee payable to Rodriguez will continue for the term of the agreement, notwithstanding Rodriguez' death or disability. The agreement terminates on January 31, 2010, except that Rodriguez covenanted that for one year after termination he will not engage in activities that are competitive with Headliners.

     Headliners' Advisory Agreement with Margolies provides that he will consult with the Board of Directors and the President on matters of business development, investor relations public relations and finance. Headliners will pay Margolies a fee of $25,000 per annum and provide him the same benefits as are provided to Headliners' executive officers. The fee payable to Margolies will continue for the term of the agreement, notwithstanding Margolies' death or disability. The agreement terminates on January 31, 2010, except that Margolies covenanted that for one year after termination he will not engage in activities that are competitive with Headliners.

     Stock Options

     None of our officers or directors holds any options to purchase Headliners securities.

     Equity Compensation Plan Information

     The information set forth in the table below regarding equity compensation plans (which include individual compensation arrangements) was determined as of December 31, 2005.

                                   Number of                       Number of
                                   securities       Weighted       securities
                                   to be issued     average        remaining
                                   upon             exercise       available
                                   exercise of      price of       for future
                                   outstanding      outstanding    issuance
                                   options,         options,       under equity
                                   warrants and     warrants and   compensation
                                   rights           rights         plans
-------------------------------------------------------------------------------
Equity compensation
plans approved by
security
holders..........                         0               --            0


Equity compensation
plans not approved by
security holders.....                     0                -            0
                                    -------            -----          ---
Total............                         0                -            0
                                    =======            =====          ===


     Compensation of Directors

     Our directors are reimbursed for out-of-pocket expenses incurred on our behalf, but receive no additional compensation for service as directors.

OTHER TRANSACTIONS BETWEEN HEADLINERS AND ITS MANAGEMENT

     Rascals Montclair, Inc.

     In June 2003 Headliners' lease for the property in West Orange, New Jersey on which Headliners operated a club and restaurant terminated. For several months, Headliners' management looked for a location where the club and restaurant could be reopened. However, because of Headliners' lack of capital, landlords were unwilling to rent space to Headliners on favorable terms and contractors were unwilling to extend credit to Headliners for construction of the new facility. Therefore Eduardo Rodriguez and Michael Margolies, Headliners' officers, organized Rascals Montclair, Inc., which is owned by The Margolies Family Trust, the Rodriguez Family Trust and Jerry Pontones, Headliners' Director of Operations. Rascals Montclair, Inc. then entered into a lease for space in Montclair, New Jersey and proceeded to develop a replacement for the West Orange club and restaurant. The Montclair club and restaurant opened in June 2004.

     The development of Headliners' financing relationship with Cornell Capital Partners led to a change in the plan for development of the Montclair facility. It had originally been contemplated that Rascals Montclair, Inc. would provide most of the funds needed to build the new facility. However, during 2004 Cornell Capital Partners agreed to advance significant sums to Headliners as loans to be amortized through the put procedure set forth in the Standby Equity Distribution Agreement. With these funds, therefore, Headliners provided most of the cash required to complete the Montclair facility - approximately $1.1 million. Accordingly, on October 1, 2004 the owners of Rascals Montclair, Inc. transferred their interests in that entity to Headliners for no consideration.

     Subsequently, however, Headliners found that the landlord who leased the Montclair facility to Rascals Montclair had a lien on the stock of Rascals Montclair that could not be removed. For that reason, Headliners returned ownership of Rascals Montclair to its founders. At the same time, however, Rascals Montclair engaged Headliners to manage the restaurant and club in Montclair. The contract provides that Headliners will receive all of the revenue from the business and will pay all of the expenses of the business. The contract extends for the term of the lease, except that it will terminate if the landlord ever forecloses on its lien on the stock of Rascals Montclair.

     On February 3, 2006 Rascals Montclair, Inc. borrowed $300,000 from Anomaly Capital, LLC. Rascals Montclair issued a promissory note to Anomaly Capital in the principal amount of $360,000. The note calls for eighteen payments of $20,000 in each month commencing April 2006. The note does not bear interest. To induce Anomaly Capital to make the loan, Headliners issued 2,000,000 shares of its common stock to Anomaly Capital. Headliners also guaranteed the obligations of Rascals Montclair, Inc. to Anomaly Capital, and secured its guaranty with a pledge of 7,500,000 shares of its common stock.

     Loans to and from Global Concepts, Ltd.

     Global Concepts, Ltd. is a public company whose board of directors consists of Eduardo Rodriguez and Michael Margolies, who are also the members of Headliners board of directors. In March 2005 Global Concepts, Ltd. borrowed $400,000 from Headliners Entertainment Group, Inc., and used the proceeds primarily to fund the operations of one of its subsidiaries. Global Concepts gave a promissory note in the principal amount of $400,000 to Headliners. The note called for interest at 10% per annum to be paid on the first day of each month, commencing in April 2005, and for the principal to be paid in eleven monthly installments of $33,333 and a final installment of $33,337. Payment of the principal was scheduled to commence on June 1, 2006.

     In August and September 2005 Global Concepts satisfied the note payable to Headliners. In addition, Global Concepts loaned approximately $400,000 to Headliners in the Summer and Fall of 2005. That loan was not represented by any note, but was payable on demand. Headliners satisfied the loan in December 2005 by issuing 4,000,000 shares of common stock to Global Concepts, Ltd. Global Concepts, Ltd. then transferred the shares to The Margolies Family Trust in partial satisfaction of a loan from the Trust to Global Concepts.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our bylaws provide that we will indemnify our directors and officers against liabilities arising from their service as directors and officers. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provision or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                           PRINCIPAL SHAREHOLDERS

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date of this prospectus by the following:

     * each shareholder known by us to own beneficially more than 5% of our common stock;

     *  Eduardo Rodriguez, our Chief Executive Officer

     *  each of our directors; and

     *  all directors and executive officers as a group.

     Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to their shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     In computing the number of shares beneficially owned by a person and the percent ownership of that person, we include shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days. We do not, however, include these "issuable" shares in the outstanding shares when we compute the percent ownership of any other person.

                                 Amount and
                                 Nature of
     Name and Address            Beneficial          Percentage
     of Beneficial Owner(1)      Ownership(2)        of Class(3)
     --------------------------------------------------------------
     Eduardo Rodriguez           12,637,061(4)          36.1%

     Michael Margolies           16,637,061(4)(5)       47.5%

     All Officers and Directors
     As a Group (2 persons)      16,637,061(4)(5)       47.5%

     Rosenberg Rich Baker
      Berman & Company            3,000,000              8.6%
     380 Foothill Road
     Bridgewater, NJ 08807

     Kevin Waltzer                2,441,427              7.0%
     17 Larkspur Lane
     Newtown, PA 18940

     Stanley Chason               2,000,000              5.7%
     1203 Watervale Ct.
     Pasadena, MD 21122

     Anomaly Capital, LLC(5)      2,000,000(7)           5.7%
     121 Monmouth St., Suite A
     Red Bank, NJ 07701
     ____________________________________

     (1) Except as noted, the address of all shareholders is c/o Headliners Entertainment Group, Inc., 501 Bloomfield
          Avenue, Montclair, NJ 07042
     (2)  All shares are owned of record unless otherwise indicated.
     (3) In determining Percentage of Class, all options and warrants currently exercisable by the Owner are deemed to have been exercised and all convertible securities are deemed to have been converted at current market price.
     (4) The shares beneficially owned by Messrs. Rodriguez and Margolies each include 12,637,061 shares owned of record by G&H Management LLC. Mr. Rodriguez is the Manager of
          G&H Management. The Rodriguez Family Trust owns 51% of the equity in G&H Management LLC. The Trustee of The
          Rodriguez Family Trust is Mr. Rodriguez' spouse, and the beneficiaries of the Trust are his wife and children. The remaining 49% of the equity in G&H Management LLC is owned by The Margolies Family Trust. The Trustee of the
          Margolies Family Trust is Mr. Margolies' spouse, and the beneficiaries of the Trust are Mr. Margolies' spouse and children.
     (5) The shares beneficially owned by Mr. Margolies also include 4,000,000 shares owned by The Margolies Family Trust.
     (6) Michael Salerno has sole voting and investment power over the shares held by Anomaly Capital, LLC.
     (7) The beneficial ownership shown does not include 7,500,000 shares that will be issued to Anomaly Capital in the event that Headliners defaults on its guarantee of a debt of Rascals Montclair, Inc. to Anomaly Capital, LLC.

                            SELLING SHAREHOLDERS

     The table below lists the selling shareholders and other information regarding the beneficial ownership of our common stock by each of the selling shareholders.

     The selling shareholders acquired the shares that they are offering by means of this prospectus directly from Headliners. The transactions in which they acquired the shares may be categorized as follows:

     - The shares identified as "Convertible Debentures" are those which Cornell Capital Partners, Andrew Freundlich or Eric Meyer may acquire if it or he converts the Debenture issued by Headliners to it or him, the actual number of shares being dependent on the market price of Headliners common stock when the debenture is converted. Cornell Capital Partners purchased its debenture. Andrew Freundlich acquired his debenture in settlement of a litigation. Eric Meyer acquired his debenture in settlement of a contract claim.

     - The shares identified as "Contingency Shares" are those which Cornell Capital Partners may acquire by exercising its Warrant to Purchase Common Stock, those which Agora Investor Relations Corp. may acquire by exercising its option to purchase common stock, and those which Anomaly Capital will acquire if Headliners defaults in satisfying its guaranty of a debt of Rascals Montclair, Inc. to Anomaly Capital.

     - The shares offered by G&H Management LLC are shares issued to it by Headliners as compensation for the management services of Eduardo Rodriguez and Michael Margolies. The shares offered by Gerald Pontones, Luke McKee and Nicholas Olivieri are shares acquired by them in compensation for employment or consulting services.

     - The shares offered by N.K Gray Development, L.L.C., Thomas Parker and Mark Iacono are shares acquired by them in settlement of claims.

     - The shares identified as "Other" and offered by Kevin Waltzer, Anomaly Capital, LLC and Stanley Chason are shares issued to them for consulting services and/or consideration of loans.

                                                                       Shares
                                                                       Owned
                          Shares Owned                                 After
                  ------------------------------------                 Offering
                  Convertible     Warrant                    Shares    Is
                  Debentures      Shares         Other      Offered    Complete
                 ---------------------------------------------------------------
Cornell Capital
 Partners, LP    150,000,000(1) 10,000,000(2)          -  160,000,000          -
G&H Management
 LLC(3)                    -             -    12,637,061    4,500,000  8,137,061
Anomaly Capital,
 LLC                       -     7,500,000(4)  2,000,000    2,000,000          -
Rosenberg Rich
 Baker Berman &
 Company                   -             -     3,000,000    3,000,000          -
Stanley Chason             -             -     2,006,000    2,000,000      6,000
Kevin Waltzer              -             -     2,441,427    1,000,000  1,441,427
Nicholas Olivieri          -             -     1,000,000    1,000,000          -
N.K. Gray
 Development LLC           -             -     1,000,000    1,000,000          -
Andrew Freundlich    800,000(5)          -             -      800,000(6)       -
Eric Meyer           400,000(6)          -       111,111      400,000    111,111
Gerald Pontones            -             -       300,000      300,000          -
Luke McKee                 -             -       200,000      200,000          -
Agora Investor
 Relations Corp.           -       200,000(7)          -      200,000          -
Mark Iacono                -             -        53,333       50,000      3,333
Thomas Parker              -             -        13,333       12,500        833

______________________________

(1) Represents shares that Cornell Capital Partners may acquire by converting a Secured Convertible Debenture. The conversion rate is 80% of the market price at the time of conversion.

(2) Represents shares that Cornell Capital Partners may acquire by exercising a Warrant to Purchase Common Stock at $.20 per share.

(3) The Manager of G&H Management LLC is Eduardo Rodriguez. Mr. Rodriguez has sole control over the voting and investment of shares owned by G&H Management. Mr. Rodriguez is the Chief Executive Officer of Headliners.

(4) Represents shares that will be issued to Anomaly Capital, LLC if Headliners defaults on its guarantee of the obligation of Rascals Montclair, Inc. to Anomaly Capital.

(5) Represents shares that Mr. Freundlich may acquire upon conversion of his Convertible Debenture.

(6) Represents shares that Mr. Meyer may acquire upon conversion of his Convertible Debenture.

(7) Represents shares that Agora may acquire by exercising an option to purchase common stock at $.25 per share.

Relationships with Headliners Entertainment Group

     None of the selling shareholders had any relationship with Headliners within the past three years, except as set forth above or as follows:

     Cornell Capital Partners, LP.   Headliners has engaged in a number of
financing transactions with Cornell Capital Partners during the past three years:

     * On October 8, 2003 Headliners signed an "Equity Line of Credit Agreement"with Cornell Capital Partners. Headliners issued 2,900 shares to Cornell Capital Partners on that date to compensate it for entering into the Agreement. Headliners also issued 12 shares to David Gonzalez, Esq., who serves as legal counsel to Cornell Capital Partners, to compensate Mr. Gonzalez for his services in connection with the preparation and implementation of the Agreement. During 2004 Headliners sold 59,468 shares of common stock to Cornell Capital Partners under the terms of the Equity Line of Credit Agreement, and received $2,215,000 in payment. The parties terminated the Equity Line of Credit Agreement in March 2005.

     * On June 2, 2004 Headliners and Cornell Capital Partners entered into a Standby Equity Distribution Agreement. It had the same terms as the Equity Line of Credit Agreement, but increased the maximum purchase price for shares sold by Headliners to Cornell Capital Partners under the Agreement from $10,000,000 to
         $30,000,000.   Headliners did not sell any shares to Cornell
         Capital Partners LP under the Standby Equity Distribution Agreement signed on June 2, 2004. The Agreement was terminated in March 2005.

     * Beginning in January 2004 and from time to time thereafter, Cornell Capital Partners loaned money to Headliners, and Headliners gave unsecured, non-interest-bearing promissory notes to Cornell Capital Partners. The most recent of these loans was for $475,000, made on January 25, 2005. Cornell Capital Partners had no contractual obligation to make those loans, but did so in order to assist Headliners in meeting its capital requirements. The total amount borrowed in this fashion was $5,715,000. Headliners satisfied $2,215,000 of those loans with the proceeds from sale of shares under the Equity Line of Credit Agreement.

     * On January 25, 2005, in connection with funding of a new promissory note, Cornell agreed to exchange all of the promissory notes then-outstanding, totaling $3,500,000, for a Promissory Note in the principal amount of $4,500,000. The Note required Headliners to make monthly payments of $750,000 plus interest, commencing on August 25, 2005.

     * On March 21, 2005 Headliners sold to Cornell Capital Partners, LP a Promissory Note in the principal amount of $3,000,000. In exchange for the Promissory Note, Cornell Capital Partners paid $2,500,000. The Promissory Note provided that Headliners would make monthly principal payments of $100,000 plus accrued interest commencing on May 23, 2005. Headliners' obligation was secured by a pledge of all of its assets. Headliners also pledged 100,000,000 shares of its common stock to secure its obligations to Cornell Capital Partners.

     * On June 28, 2005 Headliners sold to Cornell Capital Partners, LP a Secured Convertible Debenture in the principal amount of $3,000,000. In exchange for the Debenture, Cornell Capital Partners paid $2,500,000. The Debenture required Headliners to assign to Cornell Capital Partners all of the proceeds of the two movies in which Headliners until the Debenture is satisfied. Any amount due under the Debenture on December 28, 2006 would be payable by Headliners on that date. Headliners' obligation was secured by a pledge of all of its assets. The Debenture had no stated interest rate; however because of the $500,000 discount given to Cornell Capital Partners, the implicit interest rate was
         approximately 13.5%.   In November 2005 Headliners transferred its
         interest in the two movies to Cornell Capital Partners in full satisfaction of the Debenture.

     * On August 19, 2005 Headliners and Cornell Capital Partners exchanged the January 25 Promissory Note and the March 21 Promissory Note plus the interest accrued on those notes for a Secured Convertible Debenture in the principal amount of $7,953,698. The Debenture required that Headliners make monthly payments of $400,000 plus accrued interest commencing on December 1, 2005. The Debenture was convertible by Cornell Capital Partners into Headliners common stock at a conversion price of $.20 per share. However, at any time when Headliners was in default under the terms of the Debenture, the conversion price would have been $.02 per share. Headliners' obligation under the Debenture was secured by a pledge of all of Headliners' assets and by a pledge of 100,000,000 shares of Headliners common stock The stated interest rate on the Debenture was 12% per annum. However, the cash paid by Cornell Capital Partners for the instruments that were exchanged for the Debenture totaled only $6,000,000. Therefore the implicit interest rate on the obligation is approximately 22%.

     * On November 17, 2005 Headliners and Cornell Capital Partners exchanged the August 19 Debenture plus the interest accrued on it for a Secured Convertible Debenture in the principal amount of $8,192,309. The Debenture is convertible by Cornell Capital Partners into Headliners common stock at a conversion price equal to 80% of the lowest closing bid price of Headliners common stock during the five trading days preceding conversion. The Debenture requires that Headliners pay any unconverted amount of principal and accrued interest on November 17, 2010, at which time Headliners may satisfy the outstanding balance by issuing common stock on the same terms as apply to Cornell's conversion right. Headliners' obligation under the Debenture is secured by a pledge of all of Headliners' assets and by a pledge of 100,000,000 shares of Headliners common stock The stated interest rate on the Debenture is 10% per annum. However, the cash paid by Cornell Capital Partners for the instruments that were exchanged for the Debenture totaled only $6,000,000. Therefore the implicit interest rate on the obligation is approximately 16%.

     G&H Management LLC is owned by the families of Eduardo Rodriguez and Michael Margolies, who are the officers and directors of Headliners. In March 2005 Headliners issued 7,600,000 shares to G&H Management LLC in compensation for the services of Messrs. Rodriguez and Margolies. In December 2005 Headliners issued an additional 5,000,000 shares to G&H Management in satisfaction of unpaid management fees and in compensation for the services of Messrs. Rodriguez and Margolies.

     Anomaly Capital, LLC. On February 3, 2006 Rascals Montclair, Inc. borrowed $300,000 from Anomaly Capital, LLC. Rascals Montclair issued a promissory note to Anomaly Capital in the principal amount of $360,000. The note calls for eighteen payments of $20,000 in each month commencing April 2006. The note does not bear interest. To induce Anomaly Capital to make the loan, Headliners issued 2,000,000 shares of its common stock to Anomaly Capital. Headliners also guaranteed the obligations of Rascals Montclair, Inc. to Anomaly Capital, and secured its guaranty with a pledge of 7,500,000 shares of its common stock.

     Rosenberg Rich Baker Berman & Company. Rosenberg Rich was the independent accounting firm for Headliners from 1998 until December 2004, when it resigned from that position. Since December 2004 Rosenberg Rich has provided bookkeeping and accounting services for Headliners. In April 2006 Headliners issued 3,000,000 shares of its common stock to Rosenberg Rich in partial payment for its services.

     Stanley Chason. During January and February 2006 Headliners borrowed $200,000 from Mr. Chason, and gave him a demand promissory note for that amount. To induce Mr. Chason to make the loan, Headliners issued to him 2,000,000 shares of common stock.

     In the Fall of 2002 Mr. Chason loaned $200,000 to Rascals Cherry Hill, Inc., a subsidiary of Rascals International, Inc. The loan was guaranteed by Headliners, as well as by its other subsidiaries and its officers, Eduardo Rodriguez and Michael Margolies. When the loan went into default, Mr. Chason commenced legal action and obtained a judgment against Rascals Cherry Hill and the guarantors. In December 2003 Headliners issued 1,000 shares to Mr. Chason in partial satisfaction of that judgment debt. In August 2004 Headliners issued an additional 2,000 shares to Mr. Chason in partial satisfaction.

     In January 2005 Mr. Chason loaned $50,000 to Headliners. The loan agreement provided that Headliners would pay Mr. Chason $60,000 on March 20, 2005. Headliners issued 6,000 shares to Mr. Chason in connection with the loan.

     Kevin Waltzer. During 2004 Mr. Waltzer extended loans to Headliners on a number of occasions, totaling over $300,000. In addition, in July 2004 Mr. Waltzer purchased 30,000 shares of common stock from Headliners for $500,000. Mr. Waltzer was also instrumental in introducing Headliners to a number of business opportunities. In consideration of Mr. Waltzer's continuation of the loans and his services for Headliners, Headliners issued 2,400,000 common shares to him in March 2005.

     N.K. Gray Development, L.L.C.   N.K. Gray Development, L.L.C. is the
lessor to Rascals Montclair, Inc. of the premises in Montclair, New Jersey where Headliners' offices and a Rascals Comedy Club are located.

     Andrew Freundlich. Mr. Freundlich commenced a legal action against Headliners and its officers in 2003 claiming default under the terms of a debenture that Headliners sold to him in 2000. In 2005 the parties settled the litigation. Headliners issued a Convertible Debenture in the principal amount of $100,000, convertible into common stock at the market price. Headliners also gave Mr. Freundlich a two year option to purchase 100,000 shares of Headliners common stock at $3.00 per share.

     Eric Meyer. Mr. Meyer purchased a $50,000 convertible debenture from Headliners in May 2004. The debenture was due on September 30, 2004, and Headliners defaulted in payment. In compensation for the default, Headliners in July 2005 issued to Mr. Meyer a convertible debenture in the principal amount of $67,289. Mr. Meyer is entitle to convert the debenture into Headliners common stock at market price. In October 2005 Mr. Meyer converted $15,000 of the Debenture into 111,111 shares of Headliners common stock. In January 2006 Mr. Meyer converted $15,000 into 222,387 shares.

     Agora Investor Relations Corp. In January 2006 Headliners signed an Investor Relations Agreement with Agora. The agreement provides that Agora will provide investor relations services to Headliners for a term ending on January 15, 2007. In consideration of the services, Headliners pays Agora a fee of $2,500 per month. Headliners also issued to Agora an option to purchase 200,000 shares of Headliners common stock at $.25 per share during a two year period commencing on January 15, 2007.

     Mark Iacono and Thomas Parker purchased common stock from Headliners in May 2004. The subscription agreements they made with Headliners required Headliners to include the shares they purchased (Iacono - 3,333; Parker - 833) in a registration statement. Headliners did so, but withdrew the registration statement in March 2005. To settle any claims of these investors, Headliners issued them the shares offered in this prospectus.

Plan of Distribution

     The selling shareholders may sell shares from time to time in public transactions, on or off the OTC Bulletin Board, or in private transactions, at prevailing market prices or at privately negotiated prices, including, but not limited to, one or more of the following types of transactions:

     *  ordinary brokers' transactions;
     * transactions involving cross or block trades purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     * "at the market" to or through market makers or into an existing market for our common stock;
        in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
     * through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise);
     *  in privately negotiated transactions; or
     *  to cover short sales.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate in the resales. The selling shareholders may enter into hedging transactions with broker-dealers, and in connection with those transactions, broker-dealers may engage in short sales of the shares. The selling shareholders may also sell shares short and deliver the shares to close out the short position. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to the broker-dealers of the shares, which the broker-dealer may resell using this prospectus. The selling shareholders may also pledge the shares to a broker-dealer and, upon a default, the broker or dealer may effect sales of the pledged shares using this prospectus.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts, or concessions from selling shareholders in amounts to be negotiated in connection with the sale. The selling shareholders and any participating brokers or dealers will be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commission, discount or concession may be deemed to be underwriting compensation.

     Information as to whether underwriters whom the selling shareholders may select, or any broker-dealer, is acting as principal or agent for the selling shareholders, the compensation to be received by underwriters that the selling shareholders may select or by any broker or dealer acting as principal or agent for the selling shareholders, and the compensation to be paid to other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchases any of the shares from or through such broker or dealer.

     We have advised the selling shareholders that, during any time when they are engaged in a distribution of the shares, they are required to comply with Regulation M promulgated under the Securities Exchange Act. With certain exceptions, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

     We will not receive any of the proceeds from the selling shareholders' sale of their common stock.

                               LEGAL MATTERS

     The validity of the common stock which the selling shareholders are selling by means of this prospectus has been passed upon by our counsel, Robert Brantl, Esq., 322 Fourth Street, Brooklyn, New York 11215.

                                 EXPERTS

     The financial statements of Headliners Entertainment Group, Inc. for the years ended December 31, 2005 and 2004 included in this prospectus and in the registration statement have been audited by Bagell, Josephs, Levine & Company, L.L.C., independent registered public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

     The financial statements of 6107 Ridgewood Road LLC, 1299 Farnam, LLC,
JP 4th Street Line, LLC, 1133 Sycamore Street, LLC, 4115 Mill Street, LLC, and 296 Stone Street, LLC included in this prospectus and in the registration statement have been audited by Couchot Hogenkamp & Associates, Inc., independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                           ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the shares to be sold in the offering. This prospectus does not contain all the information set forth in the registration statement. In particular, the statements in this prospectus regarding the contents of contracts, agreements or other documents are not necessarily complete. You can find further information about us in the registration statement and the exhibits and schedules attached to the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission, which may assist you in understanding our company.

     You may read and copy the registration statement or any reports, statements or other information that we file at the Commission's Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Commission filings, including the registration statement, are also available to you on the Commission's Web site at http://WWW.SEC.GOV.

     We do not currently send annual reports to our shareholders, due to the expense involved. Until our resources permit, we do not expect to send annual reports unless we are soliciting proxies for an annual meeting of shareholders. You may, however, obtain a copy of our annual or our quarterly report to the Commission by writing to us at our executive offices.

                         INDEX TO FINANCIAL STATEMENTS

I.    HEADLINERS ENTERTAINMENT GROUP, INC.

1. Audited Financial Statements for the Years
       Ended December 31, 2005 and 2004
                                                                Pages
Report of Independent Registered Public Accounting Firm          F-1
Balance Sheet                                                    F-2
Statements of Operations                                         F-3
Statements of Stockholders' Equity (Deficit)                     F-4
Statements of Cash Flows                                         F-5
Notes to Financial Statements                                    F-7

II PROPERTIES ACQUIRED BY HEADLINERS
   ON MARCH 31, 2005

a. 1133 Sycamore Street, LLC - audited financial statements
    for the year ended December 31, 2004.                        F-22
b. 4115 Mill Street, LLC - audited financial statements
    for the year ended December 31, 2004.                        F-32
c. 296 N. Stone, LLC - audited financial statements for
    the year ended December 31, 2004                             F-43
d. 6107 Ridgewood Road, LLC - audited financial statements
    for the year ended December 31, 2004                         F-53
e. 1299 Farnam, LLC - audited financial statements for
    the year ended December 31, 2004                             F-63
f. JP 4th Street Live LLC - audited financial statements
    for the year ended December 31, 2004                         F-73

III    PRO FORMA FINANCIAL STATEMENTS

Introduction                                                     F-83
Statements of Operations - Year Ended December 31, 2004          F-84
Statements of Operations - Year Ended December 31, 2005          F-85

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders
and Board of Directors
Headliners Entertainment Group, Inc.
Montclair, New Jersey

We have audited the accompanying consolidated balance sheet of Headliners Entertainment Group, Inc. and Subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Headliners Entertainment Group, Inc. and Subsidiaries as of December 31, 2005 and the consolidated results of its operations, changes in stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements for the year ended December 31, 2005 have been prepared assuming that the Company will
continue as a going concern.   As discussed in Note 2 to the
consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
--------------------------------------------
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

March 29, 2006

             MEMBER OF: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                        CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
                        NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS FLORIDA STATE BOARD OF ACCOUNTANCY

            Headliners Entertainment Group, Inc. and Subsidiaries
                        Consolidated Balance Sheet
                            December 31, 2005

Assets

Current Assets
 Cash (Note 1)                           $   243,671
 Inventory                                   102,620
 Assets to be disposed of (Note 12)          179,000
 Prepaid expenses                            125,038
                                           ---------
 Total Current Assets                        650,329


Property and equipment, net
 (Notes 1 and 4)                           4,295,521

Goodwill (Notes 1 and 14)                    384,062
Intangible assets (Notes 1 and 14)           357,387
Security deposit                               6,500
                                           ---------
 Total Assets                              5,693,799
                                           =========
Liabilities and Stockholders' Deficit

Current Liabilities
 Accounts payable and accrued expenses     2,436,838
 Notes payable (Note 5)                    1,209,369
                                           ---------
 Total Current Liabilities                 3,646,207

Convertible debentures, net of premium
 (Note 15)                                 8,433,416
Fair value of embedded derivative
 (Notes 1 and 15)                          2,389,423
                                          ----------
 Total Liabilities                        14,469,046
                                          ----------
Commitments and Contingencies

Stockholders' Deficit
 Common stock, authorized 500,000,000
  shares, $.001 par value, 26,104,589
  shares issued and outstanding
  (Notes 1, 3 and 10)                         26,105
 Additional paid-in capital               58,580,514
 Prepaid consulting (Notes 1 and 3)          (28,000)
 Accumulated deficit                     (67,353,866)
                                          ----------
 Total Stockholders' Deficit              (8,775,247)
                                          ----------
Total Liabilities and Stockholders'
 Deficit                                 $ 5,693,799
                                          ==========



See notes to the consolidated financial statements.
                                                                F-2

        Headliners Entertainment Group, Inc. and Subsidiaries
                Consolidated Statements of Operations


                                            Year Ended December  31,
                                         ------------------------------
                                              2005            2004
                                         -------------   --------------
Net Sales (Note 1)                        $  8,623,734     $  1,317,898

Costs and Expenses
 Cost of sales                               3,202,710          582,687
                                           -----------      -----------
Gross Profit                                 5,421,024          735,211
                                           -----------      -----------
General and Administrative expenses
 General and administrative expenses         7,416,775        3,650,133
 Stock based compensation (Notes 3 and 7)   40,516,131        5,795,849
                                           -----------      -----------
Total General and Administrative Expenses   47,932,906        9,445,982
                                           -----------      -----------
Other Income (Expense)
 Loss on debt extinguishment                (3,811,193)               -
 Interest expense                           (2,658,994)        (126,812)
 Other income                                  274,678              740
 Gain from sale of intangible asset            288,889                -
                                          -----------      -----------
Total Other Income (Expense)                (5,906,620)        (126,072)
                                           -----------      -----------
Loss From Continuing Operations Before
 Income Tax Provision                      (48,418,502)      (8,836,843)

Provision for Income Taxes (Note 1 and 6)            -                -
                                           -----------      -----------
Loss From Continuing Operations            (48,418,502)      (8,836,843)
                                           -----------      -----------
Discontinued Operations
 Loss from discontinued operations
  (net of tax effect of $0)                   (526,449)         (21,267)
 Loss on disposal of discontinued
 operations (net of tax effect of $0)         (904,699)         (18,075)
                                           -----------      -----------
Loss From Discontinued Operations           (1,431,148)         (39,342)

Net Loss                                  $(49,849,650)    $ (8,876,185)
                                            ==========        =========

Earnings (Loss) Per Share From
 Continuing Operations                    $      (4.19)    $    (107.96)
Earnings (Loss) Per Share From
 Discontinued Operations                         (0.12)           (0.48)
                                           -----------      -----------
Earnings (Loss) Per Share                 $      (4.31)    $    (108.44)
                                           ===========      ===========
Weighted Average Number of Common
 Shares Outstanding                         11,554,633           81,858


See notes to the consolidated financial statements.

            Headliners Entertainment Group, Inc. and Subsidiaries
             Consolidated Statements of Stockholders' (Deficit)

                                                                                                          Total
                            Common Stock                                                               Stockholders'
                        ---------------------    Paid-in    Accumulated    Prepaid       Deferred        Equity
                        Shares        Amount     Capital     (Deficit)     Consulting    Compensation   (Deficit)
                       -------------------------------------------------------------------------------------------
Balance -
 December 31, 2003      10,731,731  $  10,732  $ 9,263,091 $ (8,628,031) $ (1,729,849) $ (1,120,000) $ (2,204,057)

Issuance of stock       68,975,697     68,975    1,400,586            -             -             -     1,469,561

Stock issued for
 services               17,850,000     17,850    1,128,650            -             -             -     1,146,500

Stock issued for
 deposit                 7,000,000      7,000       (7,000)           -             -             -             -

Stock issued for
 consultant services
 to be provided         20,800,000     20,800    1,741,200            -    (1,762,000)            -             -

Stock issued for
 conversion of debt
 and accrued expenses   64,370,534     64,371    2,479,326            -             -             -     2,543,697

Stock issued to
 employees                 250,000        250       37,250            -             -             -        37,500

Amortization of
 deferred compensation           -          -            -            -             -     1,120,000     1,120,000

Amortization of
 prepaid consulting              -          -            -            -     1,533,339             -     1,533,339

Write-off of prepaid
 consulting for
 which no future
 benefit will be
 received                        -          -            -            -     1,958,510             -     1,958,510

Effect of 1:1,000
 reverse stock split  (189,787,984)  (189,788)     189,788            -             -             -             -

Net Loss                         -          -            -   (8,876,185)            -             -    (8,876,185)
                     --------------------------------------------------------------------------------------------
Balance -
 December 31, 2004         189,978 $      190  $16,232,891 $(17,504,216)  $         -    $        -  $ (1,271,135)
                     --------------------------------------------------------------------------------------------
Stock issued for
 services                5,768,500      5,769   12,733,362            -             -             -    12,739,131

Stock issued for
 consultant services
 to be provided          1,900,000      1,900    2,903,100            -    (2,905,000)            -             -

Stock issued for
 conversion of debt      4,111,111      4,111      294,115            -             -             -       298,226

Stock issued to
 employees              13,365,000     13,365   24,886,635            -             -             -    24,900,000

Stock issued for
 acquisition               770,000        770      301,565            -             -             -       302,335

Issuance of warrants             -          -    1,228,846            -             -             -     1,228,846

Write-off of prepaid
 consulting for
 which no future
 benefit will be
 received                        -          -            -            -     2,877,000             -     2,877,000

Net loss                         -          -            -  (49,849,650)            -             -   (49,849,650)
                      -------------------------------------------------------------------------------------------
Balance -
 December 31, 2005      26,104,589  $  26,105   $58,580,51  (67,353,866)  $   (28,000)    $       -  $ (8,775,247)
                      ===========================================================================================

                                                                F-4
See notes to the consolidated financial statements.


           Headliners Entertainment Group, Inc. and Subsidiaries
                    Consolidated Statements of Cash Flows


                                            Year Ended December  31,
                                         ------------------------------
                                              2005            2004
                                         -------------   --------------
Cash Flows From Operating Activities
 Continuing Operations
 Loss From Continuing Operations         $ (48,418,502)  $   (8,836,843)


Adjustments to Reconcile Loss to
 Net Cash Used in Operating Activities
 Depreciation                                  762,670           51,531
 Stock based compensation                   37,639,131        1,184,000
 Loss on extinguishment of debt              3,811,193                -
 Gain from sale of intangible assets          (288,889)               -
 Amortization of deferred compensation               -        2,653,339
 Amortization of debt discounts                541,774                -
 Amortization of debt premium                   (4,106)               -
 Write-off of prepaid consulting             2,877,000        1,958,510
 Write-off of unamortized discounts
  and accrued interest from debt
  extinguishments                            1,986,924                -
 Decrease (Increase) in Assets
  Deferred charges                                   -                -
  Security deposit                               3,500          (10,000)
  Prepaid expenses                             (94,284)          (1,500)
  Inventory                                     71,373                -
 Increase (Decrease) in Liabilities
  Accounts payable and accrued expenses        619,117         (334,465)
                                            ----------       ----------
 Cash Used in Continuing Operations           (493,099)      (3,335,428)
                                            ----------       ----------
Discontinued Operations
 Loss from discontinued operations          (1,431,148)         (39,342)
Adjustments to Reconcile Income to Net
 Cash Provided by Operating Activities
 Decrease in net assets of discontinued
   operations                                  941,900           61,815
                                            ----------       ----------
Cash (Used in) Provided by Discontinued
 Operations                                   (489,248)          22,473
                                            ----------       ----------
Net Cash Used in Operating Activities         (982,347)      (3,312,955)
                                            ----------       ----------
Cash Flows From Investing Activities
 Cash paid for investment in LLC's          (1,400,000)      (2,275,000)
 Purchase of property and equipment           (252,085)      (1,223,859)
 Cash paid for construction in progress              -         (558,876)
                                            ----------       ----------
Net Cash Used in Investing Activities       (1,652,085)      (4,057,735)
                                            ----------       ----------
Cash Flows From Financing Activities
 Repayment of notes payable                   (514,335)               -
 Proceeds from notes payable                   435,880          605,260
 Repayment on officer loans                          -          (15,143)
 Proceeds from common stock issued                   -        1,469,561
 Proceeds from convertible debentures        2,927,500                -
 Proceeds from equity line of credit                 -        5,340,000
                                            ----------       ----------
Net Cash Provided by Financing Activities    2,849,045        7,399,678
                                            ----------       ----------
Net Increase in Cash and Equivalents           214,613           28,988

Cash and Equivalents at Beginning of Period     29,058               70
                                            ----------       ----------
Cash and Equivalents at End of Period      $   243,671      $    29,058
                                            ==========       ==========

See notes to consolidated financial statements.
                                                                F-5



          Headliners Entertainment Group, Inc. and Subsidiaries
                   Consolidated Statements of Cash Flows

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash paid during the year for:
  Interest                                 $         -      $         -
                                            ==========       ==========
  Income taxes                             $   23,836       $         -
                                            =========        ==========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

 During the year ended December 31, 2005, the Company issued a $4,500,000 promissory note in exchange for $427,500 in cash and the extinguishment of an outstanding obligation of $3,025,000. Additionally, a discount on the note of $1,047,500 was recorded.

 During the year ended December 31, 2005, the Company acquired all of the rights, title and interest in six limited liability companies. In connection with the acquisition, the Company issued notes payable aggregating $718,435 and issued common stock valued at $301,565.

 During the year ended December 31, 2005, the Company issued a convertible debenture in the amount of $3,000,000 in exchange for $2,500,000. The debenture was discounted by $500,000. The net proceeds of $2,500,000 were disbursed directly to a movie production company, pursuant to a subscription agreement dated June 28, 2005, in exchange for movie participation rights. Subsequently, the Company sold its participation rights to the debenture holder in exchange for full settlement of the $3,000,000 debenture and accrued interest of $150,000. The unamortized discount as the time of the sale was $361,111. The sale resulted in a gain of $288,889.

 During the year ended December 31, 2005, the Company issued a convertible debenture in the amount of $7,953,698 in exchange for the extinguishment of a promissory note of $4,500,000, a convertible debenture in the amount of $3,000,000 and accrued interest of $453,698.

 During the year ended December 31, 2005, the Company issued a convertible debenture in the amount of $8,192,309 in exchange for extinguishment of a $7,953,698 convertible debenture and accrued interest of $238,611.

 During the year ended December 31, 2005, the Company converted $15,000 of a convertible debenture into 111,111 shares of common stock.

 During the year ended December 31, 2005, the Company converted $283,226 of a note payable into 4,000,000 shares of common stock.

 During the year ended December 31, 2005, the Company issued 1,900,000 shares of common stock valued at $2,905,000 for prepaid consulting services.

 During the year ended December 31, 2004, the Company issued 20,800 shares of common stock for $1,762,000 of prepaid consulting services.

 During the year ended December 31, 2004, the Company converted $159,052 of accrued expenses into 2,000 shares of common stock.

 During the year ended December 31, 2004, the Company converted $69,645 of notes payable into 1,000 shares of common stock.

 During the year ended December 31, 2004, the Company converted $2,315,000 of its equity line of credit into 61,371 shares of common stock.


 See notes to consolidated financial statements.
                                                                F-6


           Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1)

Basis of Presentation and Business

   Headliners Entertainment Group, Inc. was organized as a Delaware corporation in 1992. It is currently engaged in the business of owning and operating entertainment facilities. These facilities consist of comedy clubs that operate under the trade name "Rascals" and night clubs that operate under one of the following trade names: "Banana Joe's", "Margarita Mama's", "Red Cheetah", "Parrot Beach" or "Cactus Cafe". Headliners also owns a library of comedic performances recorded in its clubs and license this library to distributors for replay or reprint.

   These financial statements are presented on a consolidated basis and include the results of operations of the parent corporation, Headliners Entertainment Group, Inc., and its wholly owned subsidiaries (collectively, the "Company"), Palisades Comedy, LLC, formed in 2004 to own and operate a comedy club in Nyack, NY, Rascals Stage Door Grill, Inc., Rascals Montclair, Inc., Rascals Cherry Hill, Inc., 6107 Ridgewood Road, LLC, 4th Street Live, LLC, 1133 Sycamore Street, LLC, 296 Stone Street, LLC, 4115 Mill Street, LLC and 1299 Farnam, LLC. Each of the aforementioned LLC's were acquired by Headliners in an acquisition accounted for under the purchase method on April 1, 2005. During 2005, the clubs operating under Palisades Comedy, LLC and 296 Stone Street, LLC were closed and on January 2, 2006, the club operating under 1299 Farnam, LLC was closed. In 2004, the club operating under Rascals Stage Door Grill, Inc. was closed. These closed clubs have been accounted for as discontinued operations in the accompanying consolidated financial statements.

   All intercompany accounts and transactions have been eliminated.

   Cash and Cash Equivalents

   Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 2005, the Company had no cash equivalents.

   Property and Equipment, Depreciation and Amortization

   Property and equipment is presented at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets: 5-15 years for Machinery and Equipment and Furniture and Fixtures. Amortization of leasehold improvements is computed utilizing the straight-line method over the lesser of the remaining lease term or the useful life of the leasehold.

   Advertising

   The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2005 and 2004 were $217,912 and $99,259, respectively.

   Concentrations

   The Company maintains cash balances at financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. All cash balances were fully insured at December 31, 2005.
                                                                F-7

        Headliners Entertainment Group, Inc. and Subsidiaries
                  Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1), Continued

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Earnings (Loss) Per Share

   Earnings (Loss) per common share represents the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period. Diluted earnings (loss) per share reflects the amount of earnings (loss) for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock. The computation of diluted earnings (loss) per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on earnings (loss) per share.

   Potential future dilutive securities include 10,000,000 shares issuable under outstanding warrants as of December 31, 2005.

   Income Taxes

   The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using tax rates and laws expected to be in effect when the differences are expected to reverse. Valuation allowances are provided against deferred tax assets for which it has been determined the assets will not be realized.

   Revenue Recognition

   The Company accounts for revenue from license agreements by amortizing the up-front license fee over the life of the agreement. As of December 31, 2005, the Company has not received any up-front license fees. Revenues from royalties are recognized upon the sale by the licensee with whom the Company has licensing agreements. As of December 31, 2005 and 2004, the Company recognized $30,000 and $12,000 of revenue from license agreements, respectively.

   The Company accounts for the revenue from its VIP Platinum memberships by deferring the up-front fee and recognizing the revenue ratably over the membership term, generally one year. As of December 31, 2005, the Company did not recognize any revenue from its VIP Platinum membership.

   The Company's comedy and night clubs recognize revenue from the sale of alcoholic beverages, food, cover charges and merchandise at the point-of-sale upon receipt of cash or credit card charge. As the Company is paid by cash or credit card charge, there are no accounts receivable or allowance for doubtful accounts at the date of these financial statements.

   Inventories

   Inventories consist of alcoholic beverages, food, and company merchandise. Inventories are valued at the lower of cost or market. Cost of the inventory is measured on the first in, first out ("FIFO") method.

                                                                F-8
           Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (NOTE 1), Continued

   Goodwill and Other Intangible Assets

   Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and is evaluated annually for impairment. Indefinite-lived intangibles are not amortized, but are evaluated annually impairment. Future events could cause the Company to conclude that impairment indicators exist and that goodwill and other intangible assets associated with our acquired businesses in impaired.

   Derivative Instruments

   The Company has an outstanding convertible debt instrument that contains an embedded derivative feature. The Company accounts for these embedded derivatives in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". In accordance with the provisions of SFAS No. 133 and EITF Issue No. 00-19, the embedded derivatives required to be bifurcated from the debt instrument and recorded as a liability at fair value on the consolidated balance sheet. Changes in the fair value of the derivatives are recorded at each reporting period and recorded in net gain (loss) on derivative, a separate component of the other income (expense). As of December 31, 2005, there was no change in the fair value of the derivatives.

   Stock Based Compensation

   Financial Accounting Statement No. 123 ("SFAS No. 123), Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related inter-pretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

   As required by Statement No. 123 the Company accounts for stock issued for services to non-employees by reference to the fair market value of the Company's stock on the date of issuance as it is the more readily determinable value.

   The Company accounts for the prepaid value of consulting services in accor-dance with EITF 00-18, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees".

   Reclassification

   Certain amounts in the 2004 financial statements have been reclassified to conform with 2005 financial statement presentation. The reclassification had no effect on the net loss reported for the year ended December 31, 2004.

GOING CONCERN (NOTE 2)

   The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As reflected in the consolidated financial statements, the Company has incurred recurring net losses from operations, an accumulated deficit, and recurring negative cash flows from operations. Further, at December 31, 2005, current liabilities exceed current assets by $2,995,878 and total liabilities exceed total assets by $8,775,247.

   These factors all raise substantial doubt about the ability of the Company to continue as a going concern.

   Management's plan in regard to the going concern issues it to raise capital through the sale of the Company's stock. In addition, the Company is focusing on developing a significant number of clubs to achieve an efficient level of operations.
                                                                F-9

            Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements

COMMON STOCK ISSUED FOR SERVICES (NOTE 3)

   During 2005 the Company issued 7,668,500 fully vested, non-forfeitable shares of common stock to various consultants for services. 1,900,000 of the shares issued were for $2,905,000 of services that extend in to the future and are amortized monthly over the period of the agreement, ranging from one to three years. 5,768,500 of the shares issued were for $12,739,131 of services performed in 2005 and charged to operations in 2005. All shares issued were valued at the fair market value at the date of the agreement, as there was no readily determinable value for the consulting services provided or to be provided.

   During 2004 the Company issued 38,650 fully vested, non-forfeitable shares of common stock to various consultants for services. 20,800 of the shares issued were for $1,762,000 of services that extend in to the future and are amortized monthly over the period of the agreement, ranging from one to five years. 17,850 of the shares issued were for $1,146,500 of services performed in 2004 and charged to operations in 2004. All shares issued were valued at the fair market value at the date of the agreement, as there was no readily determinable value for the consulting services provided or to be provided.

   Due to factors that may lead to uncertainty regarding the future economic benefit of the prepaid consulting services $2,877,000 and $1,958,510 of prepaid consulting services have been charged to operations for the years ended December 31, 2005 and 2004, respectively.

PROPERTY AND EQUIPMENT (NOTE 4)

   A summary of property and equipment is as follows:

   Leasehold Improvements          $  3,916,762
   Machinery and Equipment              459,526
   Furniture and Fixtures             1,047,149
                                      ---------
   Total                              5,423,437
   Less:  Accumulated Depreciation    1,127,916
                                      ---------
                                   $  4,295,521
                                      =========

   Depreciation expense was $820,366 and $51,531 for the years ended December 31, 2005 and 2004, respectively.

NOTES PAYABLE (NOTE 5)

   Notes payable at December 31, 2005 consist of the following:

   Note payable of $119,000 at 16% interest per annum. This note is currently in litigation.

   Note payable of $388,769 at 12% interest per annum. This note has no specific repayment terms. As of December 1, 2005, this note includes accrued interest of $74,414.

   Note payable issued in connection with an amendment to a settlement agreement for the acquisition of LLC's. Consisted of five weekly payments of $74,687, which commenced on August 3, 2005, eleven weekly payments of $20,000, which commenced on November 8, 2005, and 8 weekly payments of $15,000 which commenced on December 27, 2005, with a final payment of $5,000 on January 17, 2006. The note was non-interest bearing. As of December 31, 2005, the outstanding balance on the note was $204,100.

   In March of 2005, the Company loaned $400,000 to another publicly traded entity whose Chief Executive Officer was also the Chief Executive Officer of Headliners Entertainment Group, Inc. The loan bears interest at the rate of 10% per annum. The interest is to be paid on the first day of each month, commencing April 2005. The note was to be repaid in eleven monthly installments of $33,333 commencing on June 1, 2006. A final payment in the amount of $33,337 is due on May 1, 2007. The note plus accrued interest of $13,377 was repaid during the three months ended September 30, 2005. Subsequent to the loan being repaid, the Company received advances

                                                                F-10

            Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

NOTES PAYABLE (NOTE 5) (Continued)

   from the other publicly traded entity aggregating $283,226. On December 22, 2005, the Company issued 4 million shares to the other publicly traded entity in full settlement of the $283,226 of advances.

   During 2004, a shareholder loaned the Company $497,500. This loan is due on demand and bears no interest.

INCOME TAXES (NOTE 6)

   Provision for income taxes consist of the following:

                                           December 31,
                                       --------------------
                                          2005       2004

                 Current
                  Federal               $    -     $    -
                  State                      -          -
                                         -----      -----
                  Total                 $    -     $    -
                                         =====      =====

   The components of the Company's deferred tax asset is as follows:


                 Deferred tax asset          $ 26,547,000
                 Less:  Valuation Allowance   (26,547,000)
                                               ----------
                 Net Deferred Tax Asset      $          -
                                               ==========

   Due to the uncertainty of profitable operations, and the restrictions and limitations on the usage of the Company's net operating losses, a valuation allowance for the full amount of the deferred tax asset has been recorded. At December 31, 2005, the valuation allowance increased $21,817,000 over the preceding period.

   A reconciliation of the federal statutory tax amount to the Company's actual tax amount for the year ended December 31, 2005 and 2004 is as follows:


                                            December 31,
                                       ----------------------
                                         2005          2004

                 Statutory Benefit       34%           34%
                 Loss for Which No
                  Benefit was Received  (34%)         (34%)
                 Non Deductible Expenses  -             -
                                        ----          ----
                 Effective Rate           -             -
                                        ====          ====

   The Company has available at December 31, 2005, unused net operating loss carryforwards that may be applied against future federal and state income tax and that expire as follows.
                                                                F-11

            Headliners Entertainment Group, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

INCOME TAXES (NOTE 6) (Continued)

                                                    Amount of Unused
                                                     Operating Loss
                                                      Carryforward
                                               --------------------------
                                                 Federal         State
    Expiration during year ending December 31,
                                  2007         $         -   $    12,000
                                  2009                   -       585,000
                                  2010                   -     2,953,000
                                  2011                   -     8,495,000
                                  2012                   -    49,849,000
                                  2020              12,000             -
                                  2022             587,000             -
                                  2023           2,953,000             -
                                  2024           8,497,000             -
                                  2025          49,849,000             -
                                                ----------    ----------
                                               $61,898,000   $61,894,000
                                                ==========    ==========


COMMITMENTS AND CONTINGENCIES (NOTE 7)

  Operating Leases

  The Company leases its corporate offices, entertainment clubs and certain of its liquor licenses under operating leases expiring in various years through 2014.

  Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as December 31, 2005, for each of the next 5 years and in the aggregate are:


                         Year Ending
                                2006         $ 1,155,174
                                2007           1,166,092
                                2008           1,051,408
                                2009             736,108
                                2010             747,980
                          Thereafter           1,472,014
                                               ---------
                                             $ 6,328,776
                                               =========



  Certain operating leases provide for renewal options for periods from 5 to 10 years at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases.

  Certain of the operating leases also contain a provision for contingent rental payments based on monthly gross revenues. For the year ended December 31, 2005, the Company did not meet any contingent rentals based on monthly gross revenues.

  Rent expense for the years ended December 31, 2005 and 2004 was $1,462,487 and $79,915.

          Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements


COMMITMENTS AND CONTINGENCIES (NOTE 7) (Continued)

  Joint Management Agreement

  On March 7, 2005 the Company entered into a joint management agreement with Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and the Margolies Family Trust. Global Concepts, Ltd is a publicly traded company of which Michael Margolies is the President. The joint management agreement has replaced the employment contracts previously entered into with the Company's President and Vice Chairman and Secretary.

  Per the joint management agreement, the Rodriguez Family Trust and the Margolies Family Trust organized a limited liability company. The Trusts, as well as Rodriguez and Margolies, contributed their shares of the Company to the limited liability company on August 15, 2005. The Company will pay a fee of $5,000 per month to the limited liability company in compensation for the services of Rodriguez and Margolies. Also, the Company entered into a five year employment agreement with Rodriguez, a five year advisory agreement with Margolies, Margolies resigned from his position as Vice Chairman and Margolies and Rodriguez agreed to serve as members of the Company's board of directors.

  During the year ended December 31, 2005, the Company granted the limited liability company an aggregate 12,600,000 shares of common stock valued at $23,200,000.

  The Company's employment agreement with Rodriguez provides that he will serve as President for an annual compensation of $200,000 and an automobile allowance of $1,000 per month. The employment agreement terminates on January 31, 2010.

  The Company's advisory agreement with Margolies provides that he will consult with the board of directors and the President on matters of business development, investor relations, public relations and finance. The Company will pay Margolies and annual fee of $25,000 for his services. The advisory agreement terminates on January 31, 2010.

          Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

FAIR VALUE OF FINANCIAL INSTRUMENTS (NOTE 8)

  The carrying amount of cash, inventory, prepaid expenses, accounts payable and deferred income and credits approximates fair value because of the short maturity of these instruments. The fair value of the Company's debt obligation approximates its carrying value and is based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

LIMITATIONS (NOTE 9)

  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial statement. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

STOCK BASED COMPENSATION (NOTE 10)

  During the years ended December 31, 2005 and 2004, the Company issued 600,000 and 250,000 common shares, respectively to various employees as additional compensation. The shares were valued as of the date of issuance and amounted to $380,000 and $37,500, respectively.

  On May 21, 2004, the Company issued common stock purchase warrants to its President and Vice Chairman. An aggregate of 165,000 warrants were issued. Each warrant entitles its holder to purchase 1 common share at an exercise price of $90.00 per share. The Company accounted for the warrants under APB Opinion No. 25, Accounting for Stock Issued to Employees. No stock-based employee compensation cost is reflected in the net loss, as the warrants had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock Based Compensation" to Stock Based Employee Compensation. In 2005, the President and Vice Chairman surrendered these warrants to the Company.

                                          Year Ended
                                       December 31, 2004
                                       -----------------
         Net loss, as reported           $ (8,876,185)
         Deduct: Total stock-based
          employee compensation
          expense determined under
          fair value based method         (12,540,000)
                                           ----------
                                         $(21,416,185)
                                           ==========

         Loss Per Share - as reported    $    (108.44)
                                           ==========

         Proforma                        $    (261.63)
                                           ==========
  The Company has estimated the fair value of the warrants using the Black-Scholes option-pricing model. The following assumptions were used:

                      Interest rate         2.57%
                      Dividend yield        0.00%
                      Expected volatility   200%
                      Expected life         2 years

          Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

WARRANTS (NOTE 11)

  A summary of the warrant activity for the two years ended December 31, 2005 is set forth below:

                                                            Weighted
                                                             Average
                                          Warrants       Exercise Price
                                         ----------     ----------------
  Outstanding at January 1, 2004                 2        $   193,000
  Granted                                  165,000              90.00
  Exercised                                      -                  -
  Canceled/Expired                               1             43,000
                                        ----------         ----------
  Outstanding at December 31, 2004         165,001              90.00
  Granted                               10,000,000                .20
  Exercised                                      -                  -
  Canceled                                 165,001              90.00
                                        ----------         ----------
  Outstanding at December 31, 2005      10,000,000        $       .20
                                        ==========         ==========

  The 10,000,000 outstanding warrants as of December 31, 2005 expire on November 17, 2010 and were issued in connection with a convertible debenture (See Note
  15).

DISCONTINUED OPERATIONS (NOTE 12)

  During 2005, the Company decided to cease operations at three locations. The locations at Tucson, AZ and Palisades, NJ were closed due to declining sales and costly rents. The location at Omaha, NE was closed due to the Company deciding not to renew it's lease upon expiration due to declining sales. The discontinued operations from these locations generated sales of $1,396,951 and $0 in 2005 and 2004, respectively and an operating loss of $526,449 and $0 in 2005 and 2004, respectively.

  During 2004, the Company decided to cease operations at its Ocean, NJ location, effective in the first quarter of 2004. The decision to cease operations was based on the decline in sales and major renovations needed for the building. The prior years operating activities of the Ocean, NJ location have been reclassified to discontinued operations in the accompanying State-ment of Operations. The discontinued operations generated sales of $294,750 and $818,853 in 2004 and 2003, respectively and an operating loss of $21,267 in 2004 and operating income of $47,511 in 2003.

  During 2003, the Company ceased operations at its West Orange, NJ location. The decision to cease operations was based on the expiration of the lease and the landlord's decision to sell the property. The 2003 operating activities of the West Orange, NJ location have been reclassified to discontinued operations in the accompanying Statement of Operations. In 2003, the discontinued operations generated sales of $1,206,750 and operating income of $192,436.

  Assets to be disposed of at December 31, 2005 consist of liquor licenses and are expected to be sold during 2006.
                                                                F-15

      Headliners Entertainment Group, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

NEW ACCOUNTING PRONOUNCEMENTS (NOTE 13)

  SFAS 123 (revised 2004) "Share-Based Payment" (SFAS 123R)

  In December 2004, the FASB issued SFAS 123R, "Share-Based Payment." SFAS 123R requires entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. The statement eliminates the alternative to use the intrinsic value method of accounting previously available under Accounting Principles Board (APB) Opinion No. 25. The statement is effective as of the first interim or annual period beginning after June 15, 2005, with early implementation permitted. A cumulative effect of a change in accounting principle is recorded for the effect of initially applying the statement.

  The Company will implement SFAS 123R in the first quarter of 2006 using the modified prospective method. This method requires us to record compensation expense for all awards we grant after the time of adoption and to recognize the unvested portion of previously granted awards that remain outstanding at the time of adoption as the requisite service is rendered. The compensation cost will be based on the grant date fair value of the equity award. The Company does not expect a material impact to consolidated financial statements from the adoption of SFAS 123R.

BUSINESS COMBINATIONS (NOTE 14)

  On March 29, 2005, the Company entered into a Consolidated Acquisition Agree-ment with Paul Butler and JHF Property Holdings, LLC ("JHF"). Pursuant to the Consolidated Acquisition Agreement, effective March 31, 2005, the Company acquired all of the rights, title and interest in five limited liability companies and the right to receive the net income of a sixth limited liability company. The Consolidated Acquisition Agreement, provided for the Company to acquire ownership of the sixth limited liability company at a future date. Each of the limited liability companies operates an entertainment complex consisting of a dance club and other facilities, one each in Cincinnati, Kansas City, Tucson, Jackson, Louisville and Omaha.

  In accordance with the Consolidated Acquisition Agreement, the Company and JHF commenced development of a comedy club utilizing the Rascals trademark in Hampton, VA. JHF was responsible for supervising the development and construction of the club for a fee and the Company retained all of the rights, title and interest in the club.

  The consideration paid to JHF for the acquisition of the five limited liability companies, the right to receive the net income of the sixth limited liability company and the development and construction of the Hampton, VA comedy club consisted of $3,675,000 in cash payments, a 0% convertible debenture due on March 31, 2008 in the principal amount of $5,000,000 and 7,000 shares of the Company's common stock.

  Additionally, the Consolidated Acquisition Agreement contained provisions under which, JHF would manage the seven properties. In consideration for the management services, the Company issued common stock with a market value of $2,300,000 to JHF. The Company has committed that if the proceeds realized by JHF from selling the shares are less than $2,300,000, the Company will issue additional shares until JHF realizes $2,300,000. Additionally, the Company agreed to make weekly cash payments to JHF for their management services.
                                                                F-16

         Headliners Entertainment Group, Inc. and Subsidiaries
             Notes to the Consolidated Financial Statements

BUSINESS COMBINATIONS (NOTE 14), Continued

  On July 22, 2005, the Company entered into a Settlement Agreement with JHF Property Holdings, LLC, Paul Butler, Jon B. Field and Jon H. Field (collectively, "JHF"). The Settlement Agreement settled a lawsuit that the Company had brought against JHF alleging fraud and breach of contract. The settlement Agreement contained the following provisions, which amended the terms under which the Company acquired the six limited liability companies. The acquisition has been recorded in the accompanying financial statements effective, April 1, 2005, in accordance with these amended terms:

  (1) The Company's ownership of the limited liability companies that own the six dance clubs has been acknowledged.

  (2) The Company assigned to JHF all of its interest in the comedy club built in Hampton, VA.

  (3) JHF surrendered the $5,000,000 convertible debenture issued to them pursuant to the Consolidated Acquisition Agreement.

  (4) The Company's agreement with JHF to manage the clubs has been terminated.

  (5) All of the Company's payment obligations under the Consolidated Acquisition Agreement have been terminated. In lieu thereof, the Company agreed to pay to JHF:

      (a) five weekly payments of $74,687 (totaling $373,435), commencing on August 3, 2005;

      (b) $20,000 per week for eleven consecutive weeks commencing on November 8, 2005;

      (c) $15,000 per week for eight consecutive weeks commencing on December 20, 2005;

      (d) Final payment of $5,000 on February 21, 2006.

      The aggregate acquisition price for the six clubs was $4,695,000 which included cash in the amount of $3,675,000 ($2,275,000 paid in 2004 and $1,400,000 paid in 2005), 777,000 shares of the Company's commons stock valued at $301,565 (which represents the proceeds realized by JHF from the sale of stock issued to them) and issuance on non interest bearing notes payable to JHF aggregating $718,435 (see 5, above). The balance due on these notes at December 31, 2005 is $204,100. (SEE NOTE 4).

      The transaction was accounted for as an acquisition of the six limited liability companies under the purchase method of accounting in accor-dance with Statement of Financial Accounting Standards. No. 141,
      Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by the Company in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets in allocated to goodwill.
                                                                F-17

             Headliners Entertainment Group, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

BUSINESS COMBINATIONS (NOTE 14), Continued


  The following is a summary of the final purchase price allocation of the assets acquired and liabilities assumed in conjunction with the acquisition based upon their estimated fair market values.

             Inventory                           $   173,993
             Fixed assets                          3,998,062
             Other current assets                     29,254
             Liquor licenses                         179,393
             Trade names                             220,000
             Goodwill                                384,063
             Accounts payable and accrued expenses  (289,765)
                                                   ---------
             Total Purchase Price                $ 4,695,000
                                                   =========

  The fixed assets acquired at fair value consist of leasehold improvements of $3,175,000 and are being amortized over the term that includes required lease periods and renewals that are deemed to be reasonably assured, generally three to thirteen years. Of the $179,393 of liquor licenses acquired, $96,387 are owned by the entities acquired and have been determined to have an indefinite life. The remaining liquor licenses of $83,006 are leased and are being amortized over the term that includes required lease periods and renewals that are deemed to be reasonably assured, generally three to thirteen years. The trade names acquired of $220,000 have been determined to have an indefinite life.

  The results of operations for the six acquired limited liability companies for the period after March 31, 2005 are included in the Company's consolidated financial statements. Following are pro forma amounts assuming that the acquisition was made on January 1, 2004. These unaudited pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations.

                                           For the Years Ended December 31,
                                           --------------------------------
                                                2005            2004

                   Net Sales                $  10,020,683    $ 12,671,725
                   Net Loss                 $ (49,455,065)   $ (8,985,975)
                   Loss Per Share From
                    Continuing Operations   $       (4.29)   $    (109.80)

  CONVERTIBLE DEBENTURES (NOTE 15)

  On January 25, 2005, the Company issued a promissory note in the amount of $4,500,000, bearing interest at 12% per annum to the same holder of a $3,025,000 promissory note which was outstanding at December 31, 2004, In exchange for the promissory note, the note holder paid the Company $427,500 and surrendered the $3,025,000 promissory. Additionally, the Company discounted the note by $1,047,500 which was being amortized to interest expense through the redemption date of the note. The $4,500,000 promissory note was to be repaid in monthly installments of $750,000 plus accrued interest commencing on August 25, 2005.
                                                                F-18

          Headliners Entertainment Group, Inc. and Subsidiaries
              Notes to the Consolidated Financial Statements

  CONVERTIBLE DEBENTURES (NOTE 15), Continued

  This exchange was accounted for in accordance with EITF 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments". EITF 96-19 requires a debt exchange that results in a substantial modification of terms to be accounted as a debt extinguishment. EITF 96-19 defines a substantial modification of terms as the present value of the cash flows under the terms of the new debt instrument being more than 10% different from the present value of the remaining cash flows of the original debt instrument. Furthermore, when a substantial modification of terms exists, the new debt instrument is required to be reported at fair value. The exchange of the $3,025,000 promissory note for the $4,500,000 promissory note resulted in a substantial modification of terms. Although the exchange was substantial no gain or loss was recorded due to the new promissory notes fair value being equivalent to its face value.

  On March 21, 2005, the Company issued a convertible debenture in the amount of $3,000,000, bearing interest at 12% per annum. In exchange for the convertible debenture, the Company received $2,500,000. The note was discounted by $500,000. The discount was being amortized to interest expense through the redemption date of the note. The $3,000,000 convertible debenture was to be repaid in thirty monthly installments of $100,000 plus accrued interest.

  On August 19, 2005, the Company issued a $7,953,698 convertible debenture in exchange for the extinguishment of the January 25, 2005 promissory note of $4,500,000, the March 21, 2005 convertible debenture of $3,000,000 and accrued interest of $453,698. The August 19, 2005 debenture bears interest at 12% per annum and was due in monthly installments of $400,000 plus accrued interest commencing December 1, 2005.

  The exchange of the $4,500,000 promissory note, $3,000,000 convertible debenture and accrued interest of $453,698 for the $7,953,698 convertible debenture did not result in a substantial modification of terms as defined in
  EITF 96-19.   Consequently, except for a loss of $540,509 from writing off the unamortized discounts which has been included in interest expense, no other gain or loss has been recognized in this exchange.

  On November 18, 2005, the Company issued an $8,192,309 convertible debenture in exchange for the August 19, 2005 $7,953,698 convertible debenture and accrued interest of $238,611. The $8,192,309 convertible debenture bears interest at the rate of 10% per annum. The collateral pledged by the Company to secure this convertible debenture includes all of the Company's assets and 100,000,000 shares of the Company's common stock. The interest and principal is due on November 16, 2010. The convertible debenture may be converted into shares of the Company's common stock at the option of the holder at any time. The conversion price is equal to 80% of the lowest closing bid price of the Company's common stock of the five trading days immediately preceding the conversion date. In connection with this exchange, the Company issued to the holder a warrant to purchase 10,000,000 shares of the Company's common stock at an exercise price of $0.20 per share. The warrant expires on November 17, 2010.

  The exchange of the $7,953,698 convertible debenture and accrued interest of $238,611 for the $8,192,309 convertible debenture resulted in a substantial modification of terms as defined in EITF 96-19. Consequently, the exchange was accounted for as a debt extinguishment and a loss of $3,811,193 was recorded as a result of valuing the $8,192,309 convertible debenture at fair value.
                                                                F-19

        Headliners Entertainment Group, Inc. and Subsidiaries
               Notes to the Consolidated Financial Statements

  CONVERTIBLE DEBENTURES (NOTE 15), Continued

  The warrants issued in connection with the $8,192,309 convertible debenture have been valued at $1,460,000 based on a Black-Scholes calculation using the following assumption:

       Fair market value of stock           $  0.15
       Exercise price                          0.20
       Dividend yield                          0.00%
       Risk free interest rate                 4.46%
       Expected volatility                     200%
       Expected life                          5 Years


  In accordance with APB 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", the proceeds of the $8,192,309 convertible debenture have been allocated to the convertible debt and the warrants based on their relative fair values.

  In accordance with SFAS 133,"Accounting for Derivative Instruments and Hedging Activities" and EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the conversion feature associated with the $8,192,309 convertible debenture represents an embedded derivative. The Company has recognized the embedded derivative in the amount of $2,389,423 as a liability in the accompanying consolidated balance sheet and has measured it at its estimated fair value. The estimated fair value of the embedded derivative has been calculated based on a convertible debt pricing model using the following assumptions:

       Coupon rate                          12%
       Share price                          $0.15
       Expected volatility                  200%
       Risk free interest rate              4.46%
       Market rate of interest              12%
       5 day option value


  Changes in the fair value of the embedded derivative are recorded at each reporting period and recorded in net gain (loss) on derivative, a separate component of other income (expense). As of December 31, 2005, there was no change in the fair value of the embedded derivative.

  The recognized loss from the exchange of debt resulted in a premium to the convertible debenture of $3,811,193. The allocation of the proceeds of the convertible debenture to the warrants and the recognition of the embedded derivative resulted in discounts to the convertible debenture of $1,228,846 and $2,389,423, respectively. The net premium of $192,924 is being amortized to interest through November 16, 2010 using the effective interest method. The unamortized premium at December 31, 2005 is $188,806.

  On July 5, 2005, the Company issued a convertible debenture in the amount of $67,289. The debenture bears interest at the rate of 18% per annum and is due June 20, 2007. The debenture is convertible at the option of the holder into common shares of the Company at a price per share equal to 95% of the average of the closing bid prices of the Company's common stock for the five trading days immediately preceding the conversion date. On October 17, 2005, the holder converted $15,000 of this debenture into 111,111 shares of common stock. The outstanding balance of this debenture at December 31, 2005 was $52,289. The embedded derivative of this conversion feature was de minimis.

                                                                F-20

             Headliners Entertainment Group, Inc. and Subsidiaries
                Notes to the Consolidated Financial Statements

SUBSEQUENT EVENT (NOTE 16)

  In February 2006, the Company issued a $360,000 non-interest bearing promissory note in exchange for $300,000. Additionally, in consideration for making the loan, the Company issued the note holder 2,000,000 shares of common stock valued at $160,0000. The note is due in eighteen monthly installments of $20,000 commencing April 1, 2006. The effective interest rate of this note is 79%.

  In February 2006, the Company issued 1,000,000 shares of common stock to the landlord of its Montclair, NJ facility in settlement of $70,000 of rental obligations. The shares were valued at their fair market value on the date of issuance.

  In February 2006, the Company issued 2,000,000 shares to a note holder in settlement of $140,000 of debt. The shares were valued at their fair market value on the date of issuance.

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
1133 Sycamore Street, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 1133 Sycamore Street, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1133 Sycamore Street, LLC. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-22


                          1133 Sycamore Street, LLC
                                BALANCE SHEET
                              December 31, 2004

ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                  $  9,111
 Inventory                               20,241
 Prepaid expenses                         6,257
                                        -------
Total current assets                     35,609

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                $105,000
 Equipment & fixtures                    60,866
                                        -------
                                        165,866
 Less accumulated depreciation          (28,332)
                                        -------
                                        137,534

OTHER ASSETS
 Deposits                                 6,612
 Organization and startup cost
  net of amortization of $712             7,632
                                        -------
                                         14,244
                                        -------
                                       $187,387
                                        =======
CURRENT LIABILIITES
 Bank overdraft                        $ 36,231
 Accounts payable                         4,983
                                        -------
                                       $ 41,214

Accrued liabilities
 Payroll taxes                            4,621
 Sales tax                               48,774
                                        -------
                                         53,395
                                        -------
Total current liabilities                94,609

COMMITMENT                                    -

MEMBER'S EQUITY                          92,778
                                        -------
                                       $187,387
                                        =======

See accompanying notes and independent auditors report

                                                                F-23
                             1133 Sycamore Street, LLC

                                STATEMENT OF INCOME
                            Year Ended December 31, 2004


                                         Amount

SALES                                  $2,265,743

COST OF SALES                             770,174
                                        ---------
Gross profit                            1,495,569

OPERATING EXPENSES
 Wages                                    230,188
 Management Fee                           636,304
 Advertising                              123,759
 Bank charges and merchant fees            44,449
 Depreciation                              22,831
 Insurance                                 24,938
 Rent                                     187,255
 Repairs & maintenance                     78,101
 Office expense                            19,071
 Payroll taxes                             38,486
 Supplies                                  30,648
 Travel & lodging                          11,164
 Utilities                                 62,478
                                        ---------
                                        1,509,672
                                        ---------

NET INCOME (LOSS)                      $  (14,103)
                                        =========


See accompanying notes and independent auditors report

                                                                F-24


                            1133 Sycamore Street, LLC
                           STATEMENT OF MEMBER'S EQUITY
                           Year Ended December 31, 2004



Member's equity at beginning of year     $246,300

Capital contributed                         6,070

Capital distributions                    (145,489)

Net income (loss)                         (14,103)
                                          -------
Member's equity at December 31, 2004     $ 92,778
                                          =======










See accompanying notes and independent auditors report

                                                                F-25

                         1133 Sycamore Street, LLC
                           STATEMENT OF CASH FLOW
                        Year Ended December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income (loss)                         $ (14,103)

Adjustments to reconcile net income to
 net cash used by operating activities
 Depreciation and amortization expense        22,831
 (Increase) decrease in:
  Prepaid expenses                             6,460
  Inventory
 Increase (decrease) in:
  Accounts payable                             1,044
  Bank overdraft                              15,609
  Accrued liabilities                         20,763
                                            --------
 Net cash provided by operating activities    52,604
                                            --------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment             -
                                            --------
 Net cash used by investing activities             -
                                            --------
CASH FLOW FROM FINANCING ACTIVITIES
 Member contributions                          6,070
 Member distributions                        (55,489)
 Increase in short-term note-net              (7,956)
                                            --------
 Net cash provided by financing activities   (57,375)
                                            --------

Net increase in cash                          (4,771)

CASH AT Beginning of Year                     13,882
                                            --------
CASH AT DECEMBER 31, 2004                  $   9,111
                                            ========



The company adjusted the cost of leasehold improvements and equipment it previously capitalized from an affiliate in the amount of $90,000. To recognize this non-cash transaction the sole member recorded a distribution to member of $90,000.


See accompanying notes and independent auditors report

                                                                F-26

                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 1133 Sycamore Street, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and doing business as "Red Cheetah" in Cincinnati, Ohio. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 1133 Sycamore Street, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.


3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market.
 Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.
                                                                F-27
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method.
 For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

5.	Income Taxes

The Company is a single member limited liability company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2004 were $123,759.

8.	Intangibles

Intangible assets are made up of organizational and startup costs that are amortized over a period of sixty months.
                                                                F-28
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

9.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in
Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is - 0-. The Company's cash position throughout the year rarely exceeds $100,000.

11.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During 2004 the Company paid management fees totaling $636,304 to an affiliate.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment in order to open the business. The net amount for store buildouts was $160,000. $80,434 was paid by the company to the affiliate and the balance capitalized into the equity of the member.
                                                                F-29
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004



NOTE C - FACILITY LEASE COMMITMENTS

The Company conducts its operations from facilities that are leased under a five year noncancellable operating lease expiring in July, 2008. On August 7, 2003, the Company entered into this lease agreement with an unrelated Limited Liability Company. The first two months are rent free, the next six months require monthly payments of $12,500 for base rent, the following six months require monthly payments of $13,500 for lease rent and the remaining forty-six months require monthly payments of $14,000 in base rent. In addition to the base rent the Company pays a CAM charge to cover common areas. The current CAM charge is $2,727 per month. Rental expenses charged to operations in 2004 amount to $159,000 and $28,255 for base rent and executory rent, respectively.

The Company has the option, during the 61st and 62nd months, to purchase the premises, the equipment, furniture, fixtures and liquor license for $1,700,000. Additionally, the Company has the option to extend the lease for up to two additional five year terms. Rent would be adjusted to an amount computed using the change in the consumer price index.

Future minimum lease payments at December 31, 2004 are as follows:



        Year ending December    Minimum Amount      Executory Cost Amount

        2005                       $168,000              $32,725
        2006                        168,000               32,725
        2007                        168,000               32,725
        2008                         98,000               19,090
        2009                              -                    -
        Thereafter                        -                    -
                                    -------              -------
                                   $762,500             $117,265
                                    =======              =======



NOTE D - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2003 requiring monthly payments of $240. Equipment lease payments charged to operations in 2004 was $2,880. The lease is guaranteed by the sole member.
                                                                F-30
                         1133 SYCAMORE STREET, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             December 31, 2004

NOTE E - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE F - CAPITAL CONTRIBUTIONS

Capital Contributions include $160,000 of leasehold improvements and equipment cost incurred to open the business.

NOTE G- SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.

                                                                F-31

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
4115 Mill Street, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 4115 Mill Street, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4115 Mill Street, LLC. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005

                                                                F-32
                          4115 MILL STREET, LLC
                             BALANCE SHEET
                            December 31, 2004

                 ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                  $  7,078
 Advances to affiliates                   4,500
 Inventory                               14,154
 Prepaid expenses                         4,511
                                        -------
 Total current assets                    30,243

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                $ 61,000
 Equipment & fixtures                    60,270
                                        -------
                                        121,270
 Less accumulated depreciation          (18,388)
                                        -------
                                        102,882

OTHER ASSETS
 Deposits                                 3,725
 Organization cost net of amortization
  of $258                                   742
                                        -------
                                          4,467
                                        -------
                                       $137,592
                                        =======

CURRENT LIABILIITES
 Bank overdraft                        $ 47,523
 Accounts payable                         1,269
                                        -------
                                       $ 48,792
 Accrued liabilities
  Payroll taxes                           1,075
  Sales tax                              17,478
                                        -------
                                         18,553
                                        -------
  Total current liabilities              67,345

COMMITMENT                                    -

MEMBER'S EQUITY                          70,247
                                        -------
                                       $137,592
                                        =======


See accompanying notes and independent auditor's report         F-33

                          4115 MILL STREET, LLC
                           STATEMENT OF INCOME
                       Year ended Decmeber 31, 2004


                                        Amount

SALES                                $1,011,850

COST OF SALES                           370,343
                                      ---------
Gross profit                            641,507

OPERATING EXPENSES
 Wages                                  120,623
 Management fee                         124,590
 Advertising                             64,621
 Bank charges and merchant fees          18,552
 Depreciation and amortization           14,910
 Insurance                               30,918
 Rent                                   150,201
 Repairs & maintenance                   24,212
 Office expense                          12,621
 Payroll taxes                           17,074
 Supplies                                 4,473
 Travel & lodging                        21,662
 Utilities                               48,111
                                      ---------
                                        652,568
                                      ---------

NET INCOME (LOSS)                    $  (11,061)
                                      =========


See accompanying notes and independent auditor's report         F-34

                          4115 MILL STREET, LLC
                      STATEMENT OF MEMBER'S EQUITY
                      Year ended December 31, 2004



Member's equity at beginning of the year         $209,080

Prior period depreciation correction                2,264

Capital contributions                                   -

Capital distributions                            (130,036)

Net income                                        (11,061)
                                                  -------
Member's equity at December 31, 2004             $ 70,247
                                                  =======






See accompanying notes and independent auditor's report         F-35

                           4115 MILL STREET, LLC
                           STATEMENT OF CASH FLOW
                        Year ended December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income (loss)                               $ (11,061)

 Adjustments to reconcile net income to
  net cash used by operating activities
  Depreciation and amortization expense             14,910
  (Increase) decrease in:
   Prepaid expenses                                 13,063
  Increase (decrease) in:
   Accounts payable                                 (2,838)
   Bank overdraft                                   37,494
   Accrued liabilities                               8,578
                                                   -------
  Net cash provided by operating activities         60,146
                                                   -------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment                   -
 Advances to affiliate                              (4,500)
 Decrease in deposits                                4,360
                                                   -------
  Net cash used by investing activities               (140)
                                                   -------
CASH FLOW FROM FINANCING ACTIVITIES
 Member's contributions                                  -
 Member's distributions                            (43,736)
 Decrease in short-term note-net                   (15,373)
                                                   -------
  Net cash provided by financing activities        (59,109)
                                                   -------
Net increase in cash                                   897
                                                   -------

CASH AT BEGINNING OF YEAR                            6,181
                                                   -------
CASH AT DECEMBER 31, 2004                         $  7,078
                                                   =======

The Company adjusted the cost of leasehold improvements and equipment it previously capitalized from an affiliate in the amount of $86,300. To recognize this non-cash transaction the sole member recorded a distribution to member capital of $86,300 to offset a prior year contribution of the item.


See accompanying notes and independent auditor's report         F-36

                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 4115 Mill Street, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.


1.	Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Cactus Cafe," to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 4115 Mill Street, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

                                                                F-37
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

5.	Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2004 were $64,621.

8.	Intangibles

Intangible assets are made up of organizational costs that are amortized over a period of sixty months.

                                                                F-38
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

 NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

9.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

11.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During 2004 the Company paid management fees totaling $124,590 to an affiliate.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment in order to open the business. The net amount for store buildouts was $113,700. $43,736 was paid by the Company to the affiliate and the balance capitalized into the equity of the member.

                                                                F-39
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE C - FACILITY LEASE COMMITMENTS

On September 8, 2003, the Company entered into a sublease agreement with an unrelated sublandlord corporation. The Company conducts its operations from facilities that are subleased under a five year noncancellable operating sublease expiring in April, 2008.

The initial sublease term (September 8, 2003 through April 30, 2008) requires the sub tenant to pay rent of $8,740 on the 15th of each month for the entire term of the sublease agreement. The subtenant has the option to renew the sublease for an additional five year term at the monthly rate of $10,057 provided written notice has been given on or before December 1, 2007. As additional rent the subtenant pays common area maintenance, association dues, insurance, property taxes and special assessments. The monthly amount for executory cost rent is $2,995. Rental expense charged to operations in 2004 amounts to $104,880 and $45,321 for base rent and executory rent, respectively.

The following is a schedule of future minimum sublease payments required under the above operating sublease as of December 31, 2004:

Year ending December   Minimum Amount  Executory Cost Amount
--------------------   --------------  ---------------------
                2005     $104,880          $ 35,940
                2006      104,880            35,940
                2007      104,880            35,940
                2008       34,960            11,980
                2009            -                 -
          Thereafter            -                 -
                         --------           -------
                         $349,600          $119,800
                          =======           =======

NOTE D - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2003 requiring monthly payments of $144. Equipment lease payments charged to operations in 200 was $1,728. The lease is guaranteed by the sole member.
                                                                F-40
                          4115 MILL STREET, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE E - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.


NOTE F - SUBSEQUENT EVENTS

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.

Additionally, beginning April 18 through May 18, 2005 the operation will be closed to remodel facilities and train management for the summer business.

The Company is in negotiations with building owners to resolve deficient rent pursuant to the original lease. The Company paid its rent to the lessee pursuant to the sublease agreement. However, unbeknownst to the Company, the sublessor did not pay the rent to the owner. The owner has pursued certain legal actions in order to collect his rent. Company counsel is working with owner counsel to resolve the deficiency and eliminate the sublease arrangement.

                                                                F-41

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
296 N. Stone, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 296 N. Stone, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 296 N. Stone, LLC. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005                                                  F-42


                            296 N. STONE, LLC
                              BALANCE SHEET
                            December 31, 2004

ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                      $   4,496
 Inventory                                    16,821
 Prepaid expenses                              5,044
                                             -------
Total current assets                          26,361

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                    $  46,000
 Equipment & fixtures                         54,000
                                             -------
                                             100,000
 Less accumulated depreciation               (15,707)
                                             -------
                                              84,293

OTHER ASSETS
 Deposits
 organization cost net of amoritization
  of $171                                        315
                                                 829
                                             -------
                                               1,144
                                             -------
                                           $ 111,798
                                             =======
CURRENT LIABILIITES
 Bank overdraft                            $  28,516
 Note payable affiliate                       19,607
                                             -------
                                           $  48,123

 Accrued liabilities
  Payroll                                      1,446
  Sales tax                                    1,209
                                             -------
                                               2,655
                                             -------
Total current liabilities                     50,778

COMMITMENT                                         -

MEMBER'S EQUITY                               61,020
                                             -------
                                           $ 111,798
                                             =======



See accompanying notes and independent auditor's report         F-43

                              296 N. STONE, LLC
                             STATEMENT OF INCOME
                         Year ended December 31, 2004


                                                 Amount

SALES                                       $ 817,941

COST OF SALES                                 323,426
                                             --------
Gross profit                                  494,515

OPERATING EXPENSES
 Wages                                        118,326
 Management fee                                     -
 Advertising                                   61,384
 Bank charges and merchant fees                18,895
 Depreciation                                  12,314
 Insurance                                     22,846
 Rent                                         164,961
 Repairs & maintenance                         39,787
 Office expense                                 8,795
 Payroll taxes                                 11,315
 Supplies                                      15,905
 Travel & lodging                               8,183
 Utilities                                     38,224
                                             --------
                                              520,935
                                             --------

NET INCOME (LOSS)                           $ (26,420)
                                              =======



See accompanying notes and independent auditor's report         F-44


                               296 N. STONE, LLC
                         STATEMENT OF MEMBER'S EQUITY
                         Year ended December 31, 2004



Member's equity at beginning of year        $  207,047

Capital contributions                                -

Capital distributions                         (119,607)

Net income (loss)                              (26,420)
                                              --------
Member's equity at December 31, 2004           $61,020
                                              ========








See accompanying notes and independent auditor's report         F-45


                              296 N. STONE, LLC
                            STATEMENT OF CASH FLOW
                         Year ended December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES

Net income (loss)                         $  (26,420)

Adjustments to reconcile net income to
 net cash used by operating activities
 Depreciation and amortization expense        12,464
 (Incease) decrease in:
  Inventory                                   (1,004)
  Prepaid expenses                            17,411
 Incease (decrease) in:
  Accounts payable                            (2,444)
  Bank overdraft                              12,936
  Accrued liabilities                            115
                                            --------
 Net cash provided by operating activities    13,058
                                            --------
CASH FLOW FROM INVESTING ACTIVITIES
Acquisition of property and equipment              -
                                            --------
 Net cash used by investing activities             -
                                            --------
CASH FLOW FROM FINANCING ACTIVITIES
 Member's contributions                            -
 Member's distrubution                             -
 Decrease in short-term note-net             (10,654)
                                            --------
 Net cash provided by financing activities   (10,654)
                                            --------
Net increase in cash                           2,404

CASH AT BEGINNING OF YEAR                      2,092
                                             -------
CASH AT DECEMBER 31, 2004                 $    4,496
                                             =======

The Company adjusted the cost of leasehold improvements and equipment it previously capitalized from an affiliate in the amount of $100,000 and recorded an advance from a related entity in the amount of $19,607. To record these transactions the sole member recorded a distribution to member of $119,607.




See accompanying notes and independent auditor's report         F-46


                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 296 N. Stone, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Coconuts" in Tucson, Arizona to take advantage of the limited liability protection.
 The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 296
N. Stone, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash. No management fees were paid in 2004.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.


3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

See accompanying notes and independent auditor's report         F-47

                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method.
 For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterments which substantially extend service lives are capitalized.

5.	Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio and registered to do business in Arizona. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $61,384.

8.	Intangibles

Intangible assets are made up of organizational costs that are amortized over a period of sixty months.

See accompanying notes and independent auditor's report         F-48

                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

9.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in
Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is - 0-. The Company's cash position throughout the year rarely exceeds $100,000.

11.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During 2004 the Company did not pay any management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The net for store buildouts of $100,000 was capitalized into the equity of the member.


NOTE C - SHORT TERM NOTE

The Company has an unsecured note with a related affiliate. The note is not interest bearing and is due upon demand.

See accompanying notes and independent auditor's report         F-49


                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE D - FACILITY LEASE COMMITMENTS

The Company conducts its operations from facilities that are leased under an eight year noncancellable operating lease expiring in June, 2011. The lease entered into August 21, 2003 allowed for rent to commerce the day after lessee obtained authorization by the Arizona Board of Liquor License and Control to use a series 6 liquor license on the premises. The liquor license was issued November 19, 2003. Beginning July 1, 2004 and annually throughout the term of the lease, base rent shall increase 3% on each anniversary date. Additionally, the Company shall pay percentage rent to the extent that six percent of gross quarterly sales shall mean all sales from the Premises that would be subject to sales tax. In addition to the base rent and percentage rent the Company shall pay as additional rent an amount to cover real estate taxes and insurance is $2,942 and is paid monthly with as annual reconciliation. The lease is partially guaranteed up until $100,000 of base rent has been paid. This guarantee has been satisfied.

The Company has an option to terminate the lease effective at midnight on June 30, 2011 and again on June 30, 2016 by providing Lessor with not less that 180 days advance written notice. Lessee has no right to sublease or assign its interest under the lease without prior consent of the Lessor

Future minimum lease payments at December 31, 2004 are as follows:

Periods ending December     Minimum Amount      Executory Cost Amount
   2005                        $ 112,909             $ 36,360
   2006                          116,296               37,460
   2007                          119,785               38,580
   2008                          123,387               39,740
   2009                          127,090               40,930
   Thereafter                    265,728               85,585
                                --------              -------
                               $ 865,195             $278,655
                                ========              =======



Rental expense charged to operations in 2004 amounted to $109,620 and $55,341 for base rent and executory rent, respectively.
                                                                F-50

                             296 N. STONE, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE E - EQUIPMENT OPERATING LEASES

Full time employees of the Company are entitled to paid holiday, sick and person days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when paid actually paid to employees.



NOTE F- SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.

                                                                F-51



Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
6107 Ridgewood Road, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 6107 Ridgewood Road, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows from February 10, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 6107 Ridgewood Road, LLC. as of December 31, 2004, and the results of its operations and its cash flows from February 10, 2004 (date of inception) to December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-52
                         6107 Ridgewood Road LLC
                              BALANCE SHEET
                            December 31, 2004

                 ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                      $   8,999
 Inventory                                    37,864
                                             -------
 Total current assets                         46,863

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                    $ 390,000
 Equipment & fixtures                        219,529
                                             -------
                                             609,529
 Less accumulated depreciation               (58,634)
                                             -------
                                             550,895
                                             -------
                                           $ 597,758
                                             =======
CURRENT LIABILIITES
 Bank overdraft                            $  93,830
 Note payable-insurance                        1,729
 Accounts payable                                795
 Accrued liabilities
  Accrued rent                             $  31,950
  Sales tax                                   31,972
                                             -------
                                              63,922
                                             -------
 Total current liabilities                   160,276

COMMITMENT                                         -

MEMBER'S EQUITY                              437,482
                                             -------
                                           $ 597,758
                                             =======


See accompanying notes and independent auditor's report         F-53

                          6107 Ridgewood Road LLC
                            STATEMENT OF INCOME
         From March 18, 2004 (date of inception) to Decmeber 31, 2004


                                                Amount

SALES                                         $ 2,849,612

COST OF SALES                                   1,255,495
                                                ---------
Gross profit                                    1,594,117

OPERATING EXPENSES
 Wages                                            346,730
 Management fee                                   354,351
 Advertising                                      129,323
 Bank charges and merchant fees                    48,018
 Depreciation                                      58,634
 Insurance                                         26,591
 Rent                                             257,442
 Repairs & maintenance                             39,375
 Office expense                                    16,166
 Payroll taxes                                     70,492
 Supplies                                          24,465
 Travel & lodging                                  33,055
 Utilities                                        133,003
                                                ---------
                                                1,537,645
                                                ---------

NET INCOME                                     $   56,472
                                                =========









See accompanying notes and auditor's report                     F-54

                            6107 Ridgewood Road LLC
                         STATEMENT OF MEMBER'S EQUITY
          From March 18, 2004 (date of inception) to December 31, 2004



Member's equity at February 10, 2004            $       -

Capital contributions                             410,760

Capital distributions                             (29,750)

Net income                                         56,472
                                                  -------
Member's equity at December 31, 2004            $ 437,482
                                                  =======
















See accompanying notes and auditor's report                     F-55

                            6107 Ridgewood Road LLC
                            STATEMENT OF CASH FLOW
         From March 18, 2004  (date of inception) to December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income                                    $   56,472

 Adjustments to reconcile net income to
  net cash used by operating activities
  Depreciation and amortization expense            58,634
  (Increase) decrease in:
   Inventory                                      (37,864)
  Increase (decrease) in:
   Accounts payable                                   795
   Bank overdraft                                  93,830
   Accrued liabilities                             63,922
                                                  -------
 Net cash provided by operating activities        235,789
                                                  -------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment           (609,529)
                                                  -------
 Net cash used by investing activities           (609,529)
                                                  -------
CASH FLOW FROM FINANCING ACTIVITIES
 Member's contributions                           410,760
 Member's distrubution                            (29,750)
 Increase in short-term note-net                    1,729
                                                  -------
 Net cash provided by financing activities        382,739
                                                  -------
Net increase in cash                                8,999

CASH AT FEBRUARY 10, 2004                               -
                                                  -------
CASH AT DECEMBER 31, 2004                      $    8,999
                                                  =======
See accompanying notes and auditor's report                     F-56

                           6107 Ridgewood Road, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 6107 Ridgewood Road, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company, which opened for business March 18, 2004, is established as a single member Limited Liability Company engaged in the night club business, doing business as "Headliners" in Jackson, Mississippi. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 6107 Ridgewood Road, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.

                                                                F-57
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterments which substantially extend service lives are capitalized.

Depreciation and amortization periods by asset type.

     Equipment                7 yrs.
     Leasehold improvements  10 yrs.

5.	Income Taxes

The Company is a single member limited liability company under the laws of the State of Ohio and registered to do business in Mississippi. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $129,323.
                                                                F-58
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in
Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is - 0-. The Company's cash position throughout the year rarely exceeds $100,000.

10.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current reporting period the Company paid $354,351 of management fee expense.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The total capitalized buildout cost for the store was $600,000, of which $189,240 was paid to the affiliate with the remaining unpaid balance of $410,760 capitalized into the equity account of the member.
                                                                F-59
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 3/17/04 to 3/17/05. The note required down payment of $4,334 and nine equal monthly payments of $1,348 beginning April 12, 2004 at the rate of 8.25%.

NOTE D - FACILITY LEASE COMMITMENTS

On February 13, 2004, the Company entered into a sublease agreement with an unrelated party. The Company, therefore, conducts its operations from these facilities, which are leased under a noncancellable operating lease expiring December 2008.

The initial sublease term (March 18, 2004 through December 31, 2008) requires the subtenant to pay rent of $15,000 on or before the 15th of each month for the entire term of the sublease agreement. Beginning May 1, 2004 the Company leased additional space at the rate of $2,250 per week for the remaining term of the original lease (December 31, 2008) and took over the obligation for the maintenance, taxes, insurance, utilities, etc.
 The subtenant has the option to renew the original sublease for an additional five year term at the monthly rate of $16,667 provided written notice has been given on or before September 1, 2007. Additionally, the subtenant is required to pay maintenance, insurance, property taxes, and all utilities. Currently the monthly amount for this additional rent is $4,500. Rental expense in the amount of $257,442 was charged to operations for the period ended December 31, 2004. The lease does not have a provision that would require additional rent based on sales exceeding some threshold.

The following is a schedule of future minimum lease payments required under the above operating lease as of December 31, 2004:


                                                                F-60
                          6107 Ridgewood Road, LLC
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004


NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning September, 2004 requiring monthly payments of $430. Equipment lease payments charged to operations in 2004 were $1720. The lease is guaranteed by the sole member.

The following is a schedule of minimum lease payments required under the above operating leases as of December 31, 2004:

Periods ending December Minimum Amount       Executory Cost Amount

                  2005  $  297,000                $ 54,000
                  2006     297,000                  54,000
                  2007     297,000                  54,000
                  2008     297,000                  54,000
                  2009           -                       -
            Thereafter           -                       -
                         ---------                 -------
                        $1,188,000                $216,000
                         =========                 =======

NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE G - CAPITAL CONTRIBUTIONS

Capital Contributions include $410,760 of unpaid cost to build and acquire leasehold improvements and equipment to open the business. For financial reporting purposes and pursuant to a prospective sales arrangement the unpaid balance is reported as owners capital since the satisfaction of the obligation is part of the consideration.

NOTE H - SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.



                                                                F-61


Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
1299 Farnam, LLC
Dublin, Ohio


We have audited the accompanying balance sheet of 1299 Farnam, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows from January 1, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1299 Farnam, LLC. as of December 31, 2004, and the results of its operations and its cash flows from January 1, 2004 (date of inception) to December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-62
                              1299 Farnam, LLC
                               BALANCE SHEET
                             December 31, 2004

                  ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                   $  16,156
 Inventory                                 28,365
 Prepaid expenses                          62,828
                                          -------
 Total current assets                     107,349

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                 $ 133,000
 Equipment & fixtures                     110,000
                                          -------
                                          243,000
 Less accumulated depreciation            (21,761)
                                          -------
                                          221,239
                                          -------
                                        $ 328,588
                                          =======
CURRENT LIABILIITES
 Bank overdraft                         $  37,188
 Accounts payable                           2,729
 Note payable-insurance                     2,593

 Accrued liabilities
  Payroll                               $   3,493
  Sales tax                                 9,694
                                          -------
                                           13,187
                                          -------
 Total current liabilities                 55,697

Deferred rent                              46,501

COMMITMENT                                      -

MEMBER'S EQUITY                           226,390
                                          -------
                                        $ 328,588
                                          =======



See accompanying notes and independent auditor's report         F-63

                             1299 Farnam, LLC
                            STATEMENT OF INCOME
       From January 1, 2004 (date of inception) to December 31, 2004


                                            Amount

SALES                                     $ 1,339,334

COST OF SALES                                 632,108
                                            ---------
Gross profit                                  707,226

OPERATING EXPENSES
 Wages                                        222,383
 Management fee                                57,244
 Advertising                                   64,048
 Merchant fees and bank charges                29,480
 Depreciation and amortization                 21,761
 Insurance                                     28,810
 Rent                                         107,080
 Repairs & maintenance                         24,570
 Office expense                                 8,446
 Payroll taxes                                 38,257
 Supplies                                       4,767
 Equipment rental                               4,032
 Travel & lodging                               6,859
 Utilities                                     77,762
                                            ---------
                                              695,499
                                            ---------

NET INCOME                                $    11,727
                                            =========




See accompanying notes and independent auditor's report         F-64

                            1299 Farnam, LLC
                       STATEMENT OF MEMBER'S EQUITY
      From January 1, 2004 (date of inception) to December 31, 2004



Member's equity at January 1, 2004       $        -

Capital contributions                       234,663

Capital distributions                       (20,000)

Net income                                   11,727
                                           --------
Member's equity at December 31, 2004     $  226,390
                                           ========






See accompanying notes and independent auditor's report         F-65

                            1299 Farnam, LLC
                         STATEMENT OF CASH FLOW
       From January 1, 2004 (date of inception) to December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income                                   $ 11,727

 Adjustments to reconcile net income to
  net cash used by operating activities
  Depreciation and amortization expense         21,761
  (Increase) decrease in:
   Inventory                                   (28,365)
   Prepaid expense                             (62,828)
  Increase (decrease) in:
   Bank overdraft                               37,188
   Accounts payable                              2,729
   Accrued liabilities                          13,187
   Deferred rent                                46,501
                                               -------
 Net cash provided by operating activities      41,900
                                               -------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment        (243,000)
                                               -------
 Net cash used by investing activities        (243,000)
                                               -------
CASH FLOW FROM FINANCING ACTIVITIES
 Capital contributions-net                     234,663
 Increase in short-term note-net                 2,593
 Capital distrubution                          (20,000)
                                               -------
 Net cash provided by financing activities     217,256
                                               -------
Net increase in cash                            16,156

CASH AT JANUARY 1, 2004                              -
                                               -------
CASH AT DECEMBER 31, 2004                     $ 16,156
                                               =======




See accompanying notes and independent auditor's report         F-66

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of 1299 Farnam, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.


1.	Nature of Operations

The Company, which opened for business April 22, 2004, is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Cactus Cafe" in Omaha, Nebraska. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of 1299 Farnam, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.
                                                                F-67

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation are removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

Depreciation and amortization periods by asset type.

     Equipment                7 yrs.
     Leasehold Improvements  10 yrs.

5.	Income Taxes

The Company is a single member Limited Liability Company under the laws of the State of Ohio. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $64,048.
                                                                F-68

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

10.	 Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current reporting period the Company paid the affiliate $57,244 in management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The total buildout cost for the store was $350,000, of which $115,337 was paid to the affiliate with the remaining unpaid balance of $234,663 capitalized into the equity account of this member.
                                                                F-69

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                              December 31, 2004

NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 4/22/04 to 4/22/05. The note required a down payment of $8,859 and nine equal monthly payments of $2,593 beginning May 23, 2004 at the rate of 11.25%.


NOTE D - FACILITY LEASE COMMITMENTS

On December 22, 2003, the Company entered into a lease agreement with an unrelated landlord corporation. The Company, therefore, conducts its operations from these facilities, which are leased under a noncancellable operating lease expiring June 30, 2010.

The initial lease permits six months of zero rent to allow the tenant sufficient time to complete construction and open for business. Additionally, the landlord contributed $107,000 in the form of a rent credit to assist the tenant with improvement costs that ultimately benefit owner. At the point in time lease payments begin, June 22, 2004 and continuing through June 30, 2010, the tenant is required to pay $9,667 per month in rent, on or before the first day of each month.
 Actual cash is paid after the rent credit of $107,000 has been used in full. The tenant has the option to renew the lease for an additional five year term at the fair market value as of the renewal date, not less than 105% of base rent, provided written notice has been given not later than 180 days from June 30, 2010. As additional rent the tenant pays common area maintenance, association dues, insurance, property taxes and special assessments. Currently the monthly amount for this additional rent is $2,295. Minimum rent and executory cost rental expense charged to operations was $107,080 and $26,580 respectively for period ended December 31, 2004. This lease does not have a provision that would require additional rent based on sales exceeding some threshold.

The following is a schedule of future minimum lease payments required under the above operating lease as of December 31, 2004:

                            Minimum     Contingency    Executory
Periods ending December     Amount      Amount         Cost Amounts
                            -----------------------------------------
                   2005     $ 107,080    $     -      $  27,540
                   2006       107,080          -         27,540
                   2007       107,080          -         27,540
                   2008       107,080          -         27,540
                   2009       107,080          -         27,540
             Thereafter        53,540          -         13,770
                              -------      -----        -------
                            $ 588,940    $     -      $ 151,470
                              =======      =====        =======
                                                                F-70

                               1299 Farnam, LLC
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                               December 31, 2004

NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card and dishwashing equipment under 36 month operating leases beginning April 2004 requiring monthly payments of $191 and $257, respectively. Equipment lease payments charged to operations in period ended December 2004 were $4,032. The lease is guaranteed by the sole member.

The following is a schedule of minimum lease payments required under the above operating leases as of December 31, 2004.


NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE G - CAPITAL CONTRIBUTIONS

Capital contributions include $234,663 of unpaid cost incurred for leasehold improvement and equipment to open the business.

NOTE H - SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.
                                                                F-71

Couchot, Hogenkamp & Associates, Inc.
Certified Public Accountants
818-A East Franklin Street
Centerville, Ohio 45459
937.436.1400

Independent Auditor's Report

To the Board of Directors
JP 4th Street Line, LLC
Dublin, Ohio

We have audited the accompanying balance sheet of JP 4th Street Line, LLC (an Ohio Single Member Limited Liability Company) as of December 31, 2004 and the related statements of income, member's equity, and cash flows from March 1, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on the audit.

We conducted the audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable, but not absolute, assurance whether the financial statements are free from material misstatement due to fraud or error. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The audit procedures selected depend on our assessment of the risks of material misstatements in the financial statements. In making those risk assessments, we consider internal control relevant to the entity's preparation of the financial statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control; and an audit also includes evaluating the appropriateness of the accounting policies used, the reasonableness of significant accounting estimates made by management, as well as the overall financial statement presentation and disclosures.

We believe that the audit evidence that was obtained is sufficient and appropriate to provide a reasonable basis for our opinion on the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JP 4th Street Line, LLC. as of December 31, 2004, and the results of its operations and its cash flows from March 1, 2004 (date of inception) to December 31, 2004 in conformity with generally accepted accounting principles generally accepted in the United States of America.

Couchot, Hogenkamp & Associates, Inc.

March 28, 2005
                                                                F-72
                           JP 4th Street Live LLC
                               BALANCE SHEET
                             December 31 2004

                  ASSETS, LIABILITIES, AND MEMBER'S EQUITY

CURRENT ASSETS
 Cash                                    $   24,850
 Inventory                                   51,503
 Prepaid expenses                            19,367
                                            -------
 Total current assets                        95,720

PROPERTY AND EQUIPMENT-at cost
 Leasehold improvements                  $1,400,000
 Equipment & fixtures                       600,000
                                          ---------
                                          2,000,000
 Less accumulated depreciation             (131,667)
                                          ---------
                                          1,868,333
OTHER ASSETS
 Organizational cost net of
  amortization of $149                          851
                                          ---------
                                         $1,964,904
                                          =========
CURRENT LIABILIITES
 Bank overdraft                          $   24,110
 Note payable-insurance                      12,991
 Accrued liabilities
  Payroll and payroll taxes              $    7,305
  Sales tax        10,969                    18,274
                                          ---------
 Total current liabilities                   55,375

COMMITMENT                                        -

MEMBER'S EQUITY                           1,909,529
                                          ---------
                                         $1,964,904
                                          =========




See accompanying notes and auditor's report                     F-73

                          JP 4th Street Live LLC
                            STATEMENT OF INCOME
         From June 17, 2004 (date of inception) to December 31, 2004

                                                  Amount

SALES                                           $ 3,069,347

COST OF SALES                                     1,192,627
                                                  ---------
Gross profit                                      1,876,720

OPERATING EXPENSES
 Wages                                              283,078
 Management fee                                     318,834
 Advertising                                         75,931
 Merchant fees and bank charges                      53,346
 Depreciation and amortization                      131,816
 Licenses & permits                                  30,780
 Insurance                                           21,320
 Rent                                               292,824
 Repairs & maintenance                               54,132
 Office expense                                      21,810
 Payroll taxes                                       64,237
 Supplies                                            23,048
 Travel & lodging                                    42,997
 Uniforms                                             2,972
 Utilities                                           60,293
                                                  ---------
                                                  1,477,418
                                                  ---------

NET INCOME                                      $   399,302
                                                  =========




See accompanying notes and independent auditor's report         F-74



                         JP 4th Street Live LLC
                      STATEMENT OF MEMBER'S EQUITY
      From March 1, 2004 (date of inception) to December 31, 2004



Member's equity at March 1, 2004       $         -

Capital contributed                      1,527,827

Capital distributions                      (17,600)

Net income                                 399,302
                                         ---------
Member's equity at December 31, 2004   $ 1,909,529
                                         =========
















See accompanying notes and independent auditor's report         F-75

                          JP 4th Street Live LLC
                          STATEMENT OF CASH FLOW
         From March 1, 2004 (date of inception) to December 31, 2004


CASH FLOW FROM OPERATING ACTIVITIES
 Net income                                     $  399,302

 Adjustments to reconcile net income to
  net cash used by operating activities
   Depreciation and amortization expense           131,816
   (Increase) decrease in:
    Inventory                                      (51,503)
    Prepaid expense                                (19,367)
    Other assets                                    (1,000)
   Increase (decrease) in:
    Bank overdraft                                  24,110
    Accrued liabilities                             18,274
                                                 ---------
                                                   102,330
                                                 ---------
 Net cash provided by operating activities         501,632
                                                 ---------
CASH FLOW FROM INVESTING ACTIVITIES
 Acquisition of property and equipment          (2,000,000)
                                                 ---------
 Net cash used by investing activities          (2,000,000)
                                                 ---------
CASH FLOW FROM FINANCING ACTIVITIES
 Member contributions                            1,527,827
 Member distributions                              (17,600)
 Increase in short-term note-net                    12,991
                                                 ---------
 Net cash provided by financing activities       1,523,218
                                                 ---------

Net increase in cash                                24,850

CASH AT MARCH 1, 2004                                    -

CASH AT DECEMBER 31, 2004                       $   24,850
                                                 =========
                                                                F-76
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of JP 4th Street Line, LLC is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform with accounting principles accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

1.	Nature of Operations

The Company, which opened for business June 17, 2004 in Louisville, Kentucky, is established as a single member Limited Liability Company engaged in the night club business and operating under the name "Red Cheetah" in Louisville, Kentucky. The Company is set up as a Limited Liability Company to take advantage of the limited liability protection. The sole member has limited liability; that is, he is not personally liable for the LLC's debts or liabilities except to the extent of his investment and any remaining commitment to the LLC. The management of JP 4th Street Line, LLC is held in an affiliated Limited Liability Company that is compensated through management fees designed to strip the operating LLC of all excess cash.

2.	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

3.	Inventories

Inventories are valued at the lower cost (first-in, first-out) or market. Inventories consist of liquor, beer, wine, and assorted non-alcoholic beverages, and assorted drink mixes.
                                                                F-77
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

4.	Property and Equipment

Amortizable and depreciable assets are reported at original cost less accumulated amortization and depreciation. Amortization and depreciation is provided for in amounts sufficient to relate the cost of such assets to operations over their estimated service lives by the straight-line method. For federal income tax purposes, amortization and depreciation is computed using the accelerated cost recovery system and the modified accelerated cost recovery system. The cost of assets sold or retired and the accumulated amortization or depreciation is removed from the accounts in the year of disposal and any gain or loss is included in operations. Maintenance, repairs and minor improvements are charged to operations as incurred while betterment's which substantially extend service lives are capitalized.

Depreciation and amortization periods by asset type.

     Equipment                7 yrs.
     Leasehold Improvements  10 yrs.

5.	Income Taxes

The Company is a single member limited liability company under the laws of the State of Ohio and registered to do business in Kentucky. Under those provisions, the Company does not pay federal, state or city corporation income taxes on its taxable income and is not permitted a net operating loss carryover or carryback. Instead, the member is individually liable for federal, state, and city income taxes on the Company's taxable income and receives the tax benefits resulting from any Company net operating losses to the extent he has basis for its deductibility.

6.	Revenue Recognition

The Company is a cash business that maintains its accounting records on the accrual basis of accounting. Accordingly, revenues are recognized as income when the product has been sold and cash is received.

7.	Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses for the period ended December 31, 2004 were $75,931.
                                                                F-78
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

8.	Use of Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9.	Concentrations of Credit Risk Arising from Cash Deposits in Excess in Insured Limits

The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004, the Company's uninsured cash balance is -0-. The Company's cash position throughout the year rarely exceeds $100,000.

10.     Accounting Period

The Company reports on a calendar year ending December 31.


NOTE B - RELATED PARTY TRANSACTIONS

The Company has an informal management agreement with an affiliated company. That affiliate provides management expertise in exchange for the excess cash profits of the entity. During the current 2004 reporting period the Company paid the affiliate $318,834 in management fees.

The Company contracted with a related affiliate to design, build and install leasehold improvements and equipment to open the business. The total buildout cost for the store was $2,000,000, of which $472,173 was paid to the affiliate out of profits with the remaining unpaid balance of $1,527,827 capitalized into the equity account of the member.

                                                                F-79
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE C - SHORT TERM NOTE

The Company entered into an unsecured financing arrangement with a Premium Financing Specialist to pay its general insurance liability for the period 6/17/04 to 6/17/05. The note required down payment of $10,283 and nine equal monthly payments of $3,248 beginning July, 2004 at the rate of 10.5%.

NOTE D - FACILITY LEASE COMMITMENTS

On February 28, 2004, the Company entered into a lease agreement with an unrelated corporation. The Company, therefore, conducts its operations from facilities that are leased under a ten year noncancellable operating lease expiring June 30, 2014.

The initial lease term (June 17, 2004 through June 30, 2014) requires the tenant to pay basis rent of $37,100 per month during the first rental year, which includes common facility maintenance cost the base rent was adjusted to $52,117 per month beginning October 2004 due to additional outside patron space. Thereafter the base rent shall be increased by 3% cumulatively, for each succeeding rental year including the renewal period, if elected. Additionally, the Company shall pay percentage rental equal to 7% of Gross Sales in excess of the Gross Sales breakpoint, which is defined as the adjusted basic rental divided by 7 percent. The current year Gross Sales breakpoint is $6,360,000. The first determination point is the one year anniversary date of June 17, 2005; therefore, no obligation is booked at this point.

Additional rental, other than basic rent and percentage rent is for any other items within this lease agreement, including HVAC, trash, etc. This additional executory cost rental currently runs $15,017 per month. Operations have been charged minimum rent and executory cost rent of $292,824 and $60,293, respectively through December 31, 2004.

The following is a schedule of future minimum lease payments required under the above operating lease as of December 31, 2004:

                                                                F-80
                         JP 4th Street Line, LLC
                  NOTES TO AUDITED FINANCIAL STATEMENTS
                            December 31, 2004

NOTE E - EQUIPMENT OPERATING LEASES

The Company leases credit card equipment under a 36 month operating lease beginning June, 2004 requiring monthly payments of $333.
Equipment lease payments charged to operations in 2004 were $2,331. The lease is guaranteed by the sole member.

The following is a schedule of minimum lease payments required under the above operating leases as of December 31, 2004:
                                                                Executory
Periods ending December   Minimum Amount  Contingent Amount    Cost Amount
                          ------------------------------------------------
                   2005   $  625,400           $      -        $  180,200
                   2006      644,200                  -           185,600
                   2007      663,500                  -           192,200
                   2008      683,400                  -           196,900
                   2009      703,900                  -           202,800
             Thereafter    3,033,200                  -           784,210
                           ---------             ------         ---------
                          $6,353,600           $      -        $1,741,910
                           =========             ======         =========

NOTE F - COMPENSATED ABSENCES

Full time employees of the Company are entitled to paid holiday, sick, and personal days off, depending on the job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE G - CAPITAL CONTRIBUTIONS

Capital Contributions include $1,527,827 in unpaid cost of leasehold improvement and equipment incurred to open the business. For financial reporting purposes and pursuant to a prospective sales arrangement the unpaid cost of construction is capitalized since the full satisfaction of the obligation is considered part of the purchase price.

NOTE H- SUBSEQUENT EVENT

Effective March 29, 2005 this entity was sold as part of a consolidated acquisition agreement to an unrelated party. The current management group will continue to manage the operations for the benefit of the buyers in exchange for a management fee and other consideration.
                                                                F-81

       Unaudited Pro Forma Condensed Financial Statements of Headliners Entertainment Group, Inc. and Acquired Limited Liability Companies

The following unaudited pro forma condensed combined financial statements give effect to the Settlement Agreement entered into on July 22, 2005 between Headliners Entertainment Group, Inc., a Delaware corporation and Paul Butler and JHF Properties, LLC an Ohio limited liability company using the purchase method of accounting for the business combination. The Settlement Agreement terminated and replaced all prior agreements (formal and informal) made among Headliners Entertainment Group, Inc. ("Headliners") and Paul Butler and JHF Properties, LLC (collectively, "JHF").

On March 31, 2005, pursuant to a Consolidated Acquisition Agreement, Headliners acquired all of the right, title and interest in five limited liability companies and the right to receive the net income of a sixth limited liability company. The Consolidated Acquisition Agreement provided for Headliners to acquire ownership of the sixth limited liability company at a second closing , which was to occur after JHF has obtained $2,300,000 for the sale of Headliners common stock. Each of the limited liability companies operates an entertainment complex consisting of a dance club and other facilities, one each in Cincinnati, Kansas City, Tucson, Jackson, Louisville and Omaha.

In accordance with the Consolidated Acquisition Agreement Headliners and JHF have also commenced development of a project in Hampton, Va. (the "Virginia Project"). The Virginia Project was to include a comedy club utilizing the Rascals trademark. JHF was to be responsible for supervising the development and construction of the Virginia Project. The fee charged by JHF for the design and development of the Virginia Project is the sum of (a) $1,400,000 paid in cash on March 31, 2005 and (b) the value of the 7,000 shares issued by Headliners to JHF in June 2004. The value of the 7,000 shares was to be determined by the amount of the proceeds received upon the sale of the shares by JHF.

The consideration paid to JHF for the acquisition of the five limited liability companies, the right to receive the net income of the sixth limited liability company and the development and construction of the Hampton, VA comedy club consisted of $3,675,000 in cash payments, a 0% convertible debenture due on March 31, 2008 in the principal amount of $5,000,000 and 700,000 shares of the Company's common stock.

On July 22, 2005 Headliners entered into a Settlement Agreement with JHF. The Settlement Agreement settled a lawsuit that Headliners had brought against JHF alleging fraud and breach of an Amended and Restated
Consolidated Acquisition Agreement dated June 6, 2006.

The terms of Settlement Agreement are as follows:

  1. Headliners' ownership of the limited liability companies that own the six dance clubs have been acknowledged.

  2. Headliners assigned to JHF all of its interest in the comedy club built in Hampton, VA.

  3. JHF surrendered the $5,000,000 convertible debenture issued to them pursuant to the Consolidated Acquisition Agreements.

  4.  Headliners agreement with JHF to manage the clubs has been terminated.

  5. All of Headliners payment obligations under the Consolidated Acquisition Agreement have been terminated. In lieu thereof, the Headliners agreed to pay to JHF:

           a. Five weekly payments of $74,687 (totaling $373,435), commencing on August 3, 2005;

           b. $20,000 per week for eleven consecutive weeks commencing on November 8, 2005;

           c. $15,000 per week for eight consecutive weeks commencing on December 20, 2005;

           d.  Final payment of $5,000 on February 21, 2006.

The aggregate acquisition price for the six clubs was $4,695,000, which included cash in the amount of $3,675,000 ($2,275,000 paid in 2004 and $1,400,000 paid in 2005), 777,000 shares of Headliners common stock valued at $301,565 (which represents the proceeds realized by JHF from the sale of stock issued to them) and issuance of non-interest bearing notes payable to JHF aggregating $718,435.

The transaction was accounted for as an acquisition of the six limited liability companies under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by Headliners in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill.

The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2005 and 2004 give effect to the transaction as if it had occurred on January 1, 2004.

Management believes that the assumptions used provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma financial data may not be indicative of the financial position or results that would have occurred if the transaction had been in effect on the dates indicated or which may be obtained in the future.

        Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Year Ended December 31, 2004

                             ---------------------------------- Historical--------------------------------------
                             Headliners
                             Entertainment  1133 Sycamore 4115 Mill   6107 Ridgewood  JP 4th Street Pro Forma     Pro Forma
                             Group, Inc.    Street, LLC   Steet, LLC  Road, LLC       Line, LLC     Adjustments   Combined
                            -----------------------------------------------------------------------------------------------

Net Sales                      1,317,898      2,265,743    1,011,850   2,849,612       3,069,347          -      10,514,450
Cost of Sales                    582,687        770,174      370,343   1,255,495       1,192,627          -       4,171,326
                            -----------------------------------------------------------------------------------------------
Gross Profit                     735,211      1,495,569      641,507   1,594,117       1,876,720          -       6,343,124

General and Administrative
 Expenses
 General and Administrative
  Expenses    3,650,133        1,509,672        652,568    1,537,645   1,477,418               -          -       8,827,436
 Stock Based Compensation      5,795,849              -            -           -               -          -       5,795,849
                            -----------------------------------------------------------------------------------------------
Total General and
 Administrative Expenses       9,445,982      1,509,672      652,568   1,537,645       1,477,418          -      14,623,285

Other Income (Expense)
 Interest expense               (126,812)             -            -           -               -   (360,000) a
                                       -              -            -           -               -   (200,000) b     (686,812)
 Other income                        740              -            -           -               -          -             740
                            -----------------------------------------------------------------------------------------------
Total Other Expense             (126,072)             -            -           -               -   (560,000)       (686,072)

Net (Loss) Income From
 Continuing Operations        (8,836,843)       (14,103)     (11,061)     56,472         399,302   (560,000)     (8,966,233)
                            ===============================================================================================


     The following adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 relate to the acquisition as if it had occurred as of January 1, 2004. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

     a. This adjustment represents the interest expense on the new promissory note issued in connection with the indebtedness of the acquisition. An interest rate of 12% per year, assuming the debt was outstanding as of January 1, 2004.

     b. This adjustment represents the amortization of the discount on the promissory note issued in connection with the indebtedness of the acquisition, assuming the debt was outstanding as of January 1, 2004.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 do not include the operations of two acquired entities (296 N. Stone Street, LLC and 1299 Farnam Street, LLC) whose operations were discontinued in the fourth quarter of 2005.

        Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Year Ended December 31, 2005

                             ---------------------------------- Historical--------------------------------------
                             Headliners
                             Entertainment  1133 Sycamore 4115 Mill   6107 Ridgewood  JP 4th Street Pro Forma     Pro Forma
                             Group, Inc.    Street, LLC   Steet, LLC  Road, LLC       Line, LLC     Adjustments   Combined
                            -----------------------------------------------------------------------------------------------

Net Sales                      1,863,399    1,073,828       536,379      1,698,101      3,452,026        -       8,623,733
Cost of Sales                    737,363      460,966       216,181        715,309      1,194,704        -       3,324,523
                            -----------------------------------------------------------------------------------------------
Gross Profit                   1,126,036      612,862       320,198        982,792      2,257,322        -       5,299,210

General and Administrative
 Expenses
 General and Administrative
  Expenses                     3,495,199      553,363       482,209        759,050      1,819,829        -       7,109,650
 Stock Based Compensation     40,356,131            -             -              -              -        -      40,356,131
                            -----------------------------------------------------------------------------------------------
Total General and
 Administrative Expenses      43,851,330      553,363       482,209        759,050      1,819,829        -      47,465,781

Other Income (Expense)
 Interest expense, net        (2,658,994)           -             -              -              -  (90,000) a
                                                    -             -              -              -  (25,000) b   (2,773,994)
 Loss on debt extinguishment  (3,811,193)           -             -              -              -        -      (3,811,193)
 Gain from sale of intangible
  asset                          288,889            -             -              -              -        -         288,889
 Other income                    274,678            -             -              -              -        -         274,678
                            -----------------------------------------------------------------------------------------------
Total Other Expense           (5,906,620)           -             -              -              - (115,000)     (6,021,620)

Net (Loss) Income From
 Continuing Operations       (48,631,914)      59,499      (162,011)       223,742        437,493 (115,000)    (48,188,191)
                            ===============================================================================================


     The following adjustments to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 relate to the acquisition as if it had occurred as of January 1, 2005. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

     a. This adjustment represents the interest expense on the new promissory note issued in connection with the indebtedness of the acquisition.
        An interest rate of 12% per year, assuming the debt was outstanding as of January 1, 2005.

     b. This adjustment represents the amortization of the discount on the promissory note issued in connection with the indebtedness of the acquisition, assuming the debt was outstanding as of January 1, 2005.

     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2005 do not include the operations of two acquired entities (296 N. Stone Street, LLC and 1299 Farnam Street, LLC) whose operations were discontinued in the fourth quarter of 2005.

             Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

     Headliners' By-laws provide that Headliners will indemnify our directors and officers against liabilities arising from their service as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Headliners pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Headliners of expenses incurred or paid by a Director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Our certificate of incorporation also provides that our directors will not be personally liable to us for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

Item 25.  Other Expenses of Issuance and Distributions

     The following are the expenses that Headliners expects to incur in connection with the registration and distribution of the shares being registered. All of these expenses (other than the filing fee) are estimated, and will not be certain until after the registration statement is declared effective. Headliners will pay all of these expenses; the selling shareholders will pay none of them.

               Filing Fee....................... $ 2,334
               Accounting fees..................   5,000
               Transfer Agent ..................     500
               Legal fees.......................  10,000
               Printing expenses................     300
                                                  ------
                TOTAL........................... $18,134
                                                  ======
Item 26.  Recent Sales of Unregistered Securities.

     In May 2003 Headliners issued 1,000 shares of common stock to Rodmar Holdings LLC. The securities were issued in consideration for satisfaction of $500,000 due on a promissory note. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In June 2003 Headliners issued 275 shares of common stock to iCapital
Finance Inc. and Basic Investors Inc.   The securities were issued in
consideration for their undertaking to provide capital-raising services. The shares were valued at $2,000 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In June 2003 Headliners issued 7.5 shares of common stock to National Financial Comm. Corp. The securities were issued in satisfaction of a $10,000 obligation. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In August 2003 Headliners issued 2,000 shares of common stock to Eduardo
Rodriguez and Michael Margolies.   The securities were issued in consideration
for their undertaking to provide management services. The shares were valued at $700 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In October 2003 Headliners issued 120 shares of common stock to Live Oak Capital LLC. The securities were issued in consideration for an undertaking to pay $60,000 for the shares. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In October 2003 Headliners issued a total of 321.231 shares of common stock to Cornell Capital Partners, LP, Newbridge Securities Corp., and Butler Gonzalez LLP. The securities were issued to compensate these entities for their roles in completing the Equity Line of Credit Agreement between Cornell Capital Partners and Headliners. The shares were valued at $350 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose principals had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In December 2003 Headliners issued 1,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $265,000 obligation. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In December 2003 Headliners issued a total of 1,500 shares of common stock to Mark Magnusson and Drew Magnusson. The securities were issued in partial satisfaction of an obligation of approximately $155,000. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In December 2003 Headliners issued a total of 1,250 shares of common stock to Rodmar Holdings LLC and Marod Holdings LLC. The securities were issued in satisfaction of an obligation of approximately $300,000. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     From January 2004 through December 2005 Headliners sold a total of
59,468 shares of common stock to Cornell Capital Partners, LP. The shares were sold for $2,215,000 cash. The sales were exempt pursuant to Section 4(2) of the Act since the sales were not made in a public offering and were made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In May 2004 Headliners sold 2,542.373 shares of common stock to Jeff D. Halverson. The shares were sold for $50,000 cash. The sale was exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own accounts. There were no underwriters.

     In May 2004 Headliners issued 5,900 shares of common stock to Brett
Salter.   The securities were issued in consideration for his undertaking to provide financial and management consulting services to Headliners through the six year term of the agreement. The shares were valued at $90 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In May 2004 Headliners issued 2,000 shares of common stock to P.A. Whalen & Company. The securities were issued in satisfaction of a $100,000 obligation, with a covenant by P.A. Whalen & Company to return to Headliners any shares that remain after the proceeds from selling the shares reach $100,000. The shares were valued at $100,000, based on the terms of the agreement. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose owner who had access to detailed information about Headliners and was acquiring the shares for its own account. There were no underwriters.

     In June 2004 Headliners issued a total of 33,290 shares of common stock to 29 individual investors. The shares were sold for $932,500 cash. The sales were exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sales were not made in a public offering and were made to individual who had access to detailed information about Headliners and who were acquiring the shares for their own accounts. There were no underwriters.

     In June 2004 Headliners issued 7,000 shares of common stock to JHF Property Holdings, LLC. The shares were issued as an advance payment of Headliners' obligation to pay $1,400,000 to JHF Property Holdings to develop an entertainment facility. The shares will be valued at the amount realized by JHF Property Holdings when the shares are sold. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose executives had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

     In July 2004 Headliners sold 30,000 shares of common stock to Kevin Waltzer. The shares were sold for $500,000 cash. The sale was exempt pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own accounts. There were no underwriters.

     In July 2004 Headliners issued a total of 3,600 shares of common stock to Wall Street At Home.com, Inc. and Oceanic Consulting LLC. The shares were issued in consideration for their services as finders who introduced investors to Headliners. The shares were valued at $80 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In August 2004 Headliners issued a total of 11,900 shares of common stock to Paul Negroni, XXR Consulting, Inc. and Trans Global Industries, Inc. The securities were issued in consideration for their undertaking to provide financial and management consulting services. The shares were valued at $60 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose executives had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In August 2004 Headliners issued 2,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $265,000 obligation. The shares were valued at $60, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In August 2004 Headliners issued a total of 3,000 shares of common stock to Mark Magnusson and Drew Magnusson. The securities were issued in partial satisfaction of an obligation of approximately $155,000. The amount of the obligation to be satisfied depended on the proceeds to be realized by sale of the shares, and was not known at the time of issuance. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In December 2004 Headliners issued 5,000 shares of common stock to Speridon Rouhana. The securities were issued in consideration for his undertaking to provide financial and management consulting services. The shares were valued at $15 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and who was acquiring the shares for his own account. There were no underwriters.

     In January 2005 Headliners issued 6,000 shares of common stock to Stanley Chason. The securities were issued in partial satisfaction of a $60,000 obligation. The shares were valued at $11, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In February 2005 Headliners issued 165,000 shares of common stock to The Rodriguez Family Trust and The Margolies Family Trust. The shares were issued in consideration for the management services provided to Headliners by Eduardo
Rodriguez and Michael Margolies.   The shares were valued at $8.00 per share,
the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to entities whose principals had access to detailed information about Headliners and which were acquiring the shares for their own accounts. There were no underwriters.

     In March 2005 Headliners issued 7,600,000 shares of common stock to G&H Management L.L.C.. The shares were issued in consideration for the management services provided to Headliners by Eduardo Rodriguez and Michael Margolies. The shares were valued at $3.00 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and which was acquiring the shares for its own accounts. There were no underwriters.

     In March 2005 Headliners issued 2,400,000 shares of common stock to Kevin Waltzer. The shares were issued in consideration for Mr. Waltzer's forbearance in collecting his loans to Headliners, and for various consulting services and business opportunities he has provided to Headliners. The shares were valued at $3.00 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own accounts. There were no underwriters.

     In June 2005 Headliners issued a total of 62,500 shares of common stock to Mark Iacono and Thomas Parker. The shares were issued in consideration for the release by Messrs. Iacono and Parker of any claims against Headliners.
The shares were valued at $1.50 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In October 2005 Headliners issued 111,111 shares of common stock to Eric Meyer. The shares were issued upon Mr. Meyer's conversion of principal and accrued interest totaling $15,000 on a debenture issued to him by Headliners. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own accounts. There were no underwriters.

     In October 2005 Headliners issued 500,000 shares of common stock to Nicholas Mason. The shares were issued in consideration for Mr. Mason's
consulting services for Headliners.     The shares were valued at $.15 per
share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own accounts. There were no underwriters.

     In December 2005 Headliners issued 300,000 shares of common stock to Gerald Pontones and 200,000 shares to Luke McKee. The shares were issued in consideration for Messrs. Pontones' and McKee's services as employees of
subsidiaries of Headliners.   The shares were valued at $.10 per share, the
market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to individuals who had access to detailed information about Headliners and were acquiring the shares for their own accounts. There were no underwriters.

     In December 2005 Headliners issued 5,000,000 shares of common stock to G&H Management L.L.C.. The shares were issued in consideration for the management services provided to Headliners by Eduardo Rodriguez and Michael
Margolies.   The shares were valued at $.10 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and which was acquiring the shares for its own accounts. There were no underwriters.

     In December 2005 Headliners issued 4,000,000 shares of common stock to Global Concepts, Ltd. The shares were issued in satisfaction of a loan of $400,000. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and which was acquiring the shares for its own accounts. There were no underwriters.

     In December 2005 Headliners issued 1,000,000 shares of common stock to Nicholas Olivieri. The shares were issued in consideration for consulting
services provided by Mr. Olivieri.   The shares were valued at $.10 per share,
the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In January 2006 Headliners issued 222,387 shares of common stock to Eric Meyer. The shares were issued upon Mr. Meyer's conversion of principal and accrued interest totaling $15,000 on a debenture issued to him by Headliners. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own accounts. There were no underwriters.

     In February 2006 Headliners issued 2,000,000 shares of common stock to Anomaly Capital, LLC. The shares were issued in consideration for a loan of $300,000 by Anomaly Capital to Rascals Montclair, Inc. The shares were valued at $.08 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principal had access to detailed information about Headliners and was acquiring the shares for its own account. There were no underwriters.

     In February 2006 Headliners issued 2,000,000 shares of common stock to Stanley Chason. The shares were issued in consideration for Mr. Chason's loan of $200,000 to Headliners. The shares were valued at $.08 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an individual who had access to detailed information about Headliners and was acquiring the shares for his own account. There were no underwriters.

     In February 2006 Headliners issued 1,000,000 shares of common stock to N.K. Gray Development LLC. The shares were issued in satisfaction of prior rent obligations. The shares were valued at $.08 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to
Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and were acquiring the shares for its own accounts. There were no underwriters.

     In April 2006 Headliners issued 3,000,000 shares of common stock to Rosenberg Rich Baker Berman & Company. The shares were issued in payment for bookkeeping and accounting services rendered. The shares were valued at $.06 per share, the market value of the shares on the date they were issued. The sale was exempt pursuant to Section 4(2) of the Act since the sale was not made in a public offering and was made to an entity whose principals had access to detailed information about Headliners and which was acquiring the shares for its own account. There were no underwriters.

Item 27.  Exhibits and Financial Statement Schedules

Exhibits

3-a Articles of Incorporation, as amended on May 6, 1993 and August 9, 1999 - Filed as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by reference.

3-a(1) Certificate of Amendment to Articles of Incorporation dated March 17, 2003 - filed as an exhibit to the Quarterly Report on Form 10-QSB for the period ended March 31, 2003 and incorporated herein by reference.

3-1(2) Certificate of Amendment to Articles of Incorporation dated May 24, 2004 - filed as an exhibit to the Current Report on Form 8-K dated June 1, 2004 and incorporated herein by reference.

3-1(3) Certificate of Amendment to Articles of Incorporation dated March 3, 2005 - filed as an exhibit to the Annual Report on Form 10-KSB for the year ended December 31, 2004 and incorporated herein by reference.

3-b By-laws - Filed as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by reference.

5         Opinion of Robert Brantl, Esq.

10-a Joint Management Agreement dated March 7, 2005 among Headliners Entertainment Group, Inc., Global Concepts, Ltd., Eduardo Rodriguez, Michael Margolies, The Rodriguez Family Trust and The Margolies Family Trust - filed as an exhibit to the Current Report on Form 8-K dated March 7, 2005 and incorporated herein by reference.

10-b      Amended and Restated Secured Convertible Debenture dated November
          17, 2005 issued by Headliners to Cornell Capital Partners, LP. - filed as an exhibit to the Current Report on Form 8-K dated November 17, 2005 and incorporated herein by reference.

10-c Amended and Restated Pledge and Escrow Agreement dated November 17, 2005 between Headliners Entertainment Group, Inc. and Cornell Capital Partners, LP - filed as an exhibit to the Current Report on Form 8-K dated November 17, 2005 and incorporated herein by reference.

10-d Amended and Restated Security Agreement dated November 17, 2005 between Headliners Entertainment Group, Inc. and Cornell Capital Partners, LP - filed as an exhibit to the Current Report on Form 8-K dated November 17, 2005 and incorporated herein by reference.

10-e Investor Registration Rights Agreement dated November 17, 2005 between Headliners Entertainment Group, Inc. and Cornell Capital Partners, LP.

10-f Warrant dated November 17, 2005 issued by Headliners to Cornell Capital Partners, LP. - filed as an exhibit to the Current Report on Form 8-K dated November 17, 2005 and incorporated herein by reference.

10-g Management Agreement dated June 7, 2005 among Headliners Entertainment Group, Inc., Rascals Montclair, Inc., Irrevocable Margolies Family Trust, Irrevocable Rodriguez Family Trust and Gerry Pontones - filed as an exhibit to the Registration Statement on Form SB-2 (333-116117) and incorporated herein by reference.

10-h Settlement Agreement dated July 22, 2005 among Headliners, Paul Butler, Jon B. Field, Jon H. Field, and JHF Properties, LLC.- filed as an exhibit to the Current Report on Form 8-K dated July 22, 2005 and incorporated herein by reference

10-i Promissory Note dated February 2, 2006 issued by Rascals Montclair, Inc. to Anomaly Capital, LLC - filed as an exhibit to the Current Report on Form 8-K dated February 3, 2006 and incorporated herein by reference.

10-j Covenant, Guaranty and Escrow Agreement dated February 2, 2006 among Headliners Entertainment Group, Inc., G&H Management, LLC, Eduardo Rodriguez, Rascals Montclair, Inc., Anomaly Capital LLC and C. Tiffanie Eagan, Esq. - filed as an exhibit to the Current Report on Form 8-K dated February 3, 2006 and incorporated herein by reference

21        Subsidiaries -  Rascals Comedy Club Stage Door Grill, Inc.
                          D.E.M. Amusements, Inc.
                          Rascals Cherry Hill, Inc.
                          Palisades Comedy LLC
                          1133 Sycamore Street LLC
                          4115 Mill Street LLC
                          296 N. Stone LLC
                          6107 Ridgewood Rd LLC
                          1299 Farnam St LLC
                          JP 4th Street Live LLC

23-a.     Consent of Bagell, Josephs, Levine & Company, LLC

23-b.     Consent of Couchot, Hogenkamp & Associates, Inc.

23-c.     Consent of Robert Brantl, Esq. is contained in his opinion.

Item 28.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Headliners, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Headliners of expenses incurred or paid by a Director, officer or controlling person of Headliners in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Headliners will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, Headliners Entertainment Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the Town of Montclair and the State of New Jersey on the 26th day of April, 2006.

                             Headliners Entertainment Group, Inc.

                             By:/s/Eduardo Rodriguez
                             ----------------------------------------
                             Eduardo Rodriguez, Chairman


          In accordance with to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities stated on April 26, 2006.


/s/Eduardo Rodriguez        President (Chief Executive Officer, Chief Financial
--------------------        Officer, Chief Accounting Officer), Director
Eduardo Rodriguez


/s/Michael Margolies        Director
--------------------
Michael Margolies